SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ELECTRO RENT CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRO RENT CORPORATION
6060 Sepulveda Boulevard
Van Nuys, California 91411-2512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 15, 2015

DEAR SHAREHOLDERS:
You are cordially invited to attend the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of ELECTRO RENT CORPORATION to be held on Thursday, October 15, 2015, at 10:00 a.m., local time, at our offices, located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. At the meeting, we will:
1. Elect each of Nancy Y. Bekavac, Karen J. Curtin, Daniel Greenberg, Joseph J. Kearns, James S. Pignatelli and Theodore E. Guth to serve as members of our board of directors until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.
2. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.
3. Vote on an advisory, non-binding resolution regarding executive compensation.
4. Vote on the amendment and restatement of the 2005 Equity Incentive Plan and the material terms of the performance goals under the Amended and Restated 2005 Equity Incentive Plan.
5. Transact and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Shareholders of record at the close of business on August 18, 2015 are entitled to vote at the Annual Meeting. We urge you to vote your shares promptly by signing, dating and marking the enclosed proxy. You have the right to revoke your proxy before it is exercised by giving us written notice any time before the Annual Meeting.
All shareholders are cordially invited to attend the Annual Meeting in person. In any event, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

Meryl D. Evans, Secretary

DATED: September 15, 2015

Your vote is important, whether or not you expect to attend the Annual Meeting; please mark, date, sign and return promptly the enclosed proxy in the stamped return envelope provided. Your prompt return of the proxy will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

The Annual Meeting is on October 15, 2015. Please return your proxy in time.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 15, 2015:
Our Proxy Statement, Annual Report on Form 10-K, and form of proxy are available on the Internet on our corporate website at http://www.electrorent.com/er/info.aspx

ELECTRO RENT CORPORATION
6060 Sepulveda Boulevard
Van Nuys, California 91411-2512

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, OCTOBER 15, 2015

INTRODUCTION
Unless otherwise noted (1) the terms “we,” “us,” and “our,” refer to Electro Rent Corporation and its subsidiaries, (2) the terms “Common Stock” and “shareholder(s)” refer to Electro Rent’s common stock and the holders of that stock, respectively, and (3) the term “Board” refers to our Board of Directors.
We are furnishing this Proxy Statement to you in connection with the solicitation of proxies by and on behalf of our Board for use in connection with our annual meeting of shareholders to be held on October 15, 2015, and any adjournments or postponements thereof (our “Annual Meeting”). We will hold our Annual Meeting at our offices, located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, on Thursday, October 15, 2015 at 10:00 a.m., local time. At our Annual Meeting, shareholders will be asked to consider and vote upon the following proposals:

•	The election of six directors to serve as members of our Board until the next annual meeting of shareholders or until their successors are elected;

•	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

•	A non-binding, advisory resolution regarding executive compensation;

•	The amendment and restatement of the 2005 Equity Incentive Plan and the material terms of the performance goals under the Amended and Restated 2005 Equity Incentive Plan; and

•	The transaction of such other business as may properly come before our Annual Meeting.
We are first mailing this Proxy Statement and the accompanying form of proxy to shareholders on or about September 15, 2015.

INFORMATION CONCERNING SOLICITATION AND VOTING
Record Date; Quorum; Voting Rights; Votes Required for Approval; Revocation of Proxies
Our Board has fixed the close of business on August 18, 2015 as the record date for determining the shareholders entitled to receive notice of and to vote at our Annual Meeting. Only shareholders of record as of the close of business on the record date will be entitled to vote at our Annual Meeting. Holders of a majority of the issued and outstanding shares of Common Stock as of the record date, present in person or by proxy, will constitute a quorum for the transaction of business at our Annual Meeting.
As of August 18, 2015, the record date, there were 24,108,816 shares of Common Stock issued and outstanding. Each share is entitled to one vote. However, every shareholder entitled to vote for the election of directors has the right to cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of votes to which such shareholder’s shares are entitled, or to distribute such shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting, and any shareholder has given notice at our Annual Meeting, prior to the voting, of such shareholder’s intention to cumulate votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the six candidates receiving the highest number of affirmative votes shall be elected. Abstentions and broker non-votes will have no effect on the outcome of this vote.
With respect to Proposal No. 2 of this Proxy Statement (ratification of Deloitte & Touche LLP as our independent registered public accounting firm), the affirmative vote of both (a) a majority of the shares of Common Stock represented and voting at the Annual Meeting and (b) a majority of the quorum are required for ratification of the independent auditors. Abstentions and broker non-votes will have no effect on the outcome of this vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.

With respect to Proposal No. 3 (the advisory vote regarding executive compensation) of this Proxy Statement, because the vote is advisory, it will not be binding upon us or the Board. However, if there is a significant vote against Proposal No. 3, we will consider our shareholders’ concerns, and the Compensation Committee and Board will evaluate whether any actions are necessary to address those concerns. Abstentions and broker non-votes will have no effect on the outcome of the votes on Proposal No. 3.
With respect to Proposal No. 4 (approval of the amendment and restatement of the 2005 Equity Incentive Plan) of this Proxy Statement, the affirmative vote of both (a) a majority of the Shares of Common Stock represented and voting at the Annual Meeting and (b) a majority of the quorum are required for approval of the amended and restatement of the 2005 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the outcome of this vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.
All shares represented by valid proxies that we receive before our Annual Meeting will be voted at our Annual Meeting as specified in the proxy, unless the proxy has been previously revoked. If no specification is made on a proxy with respect to a proposal, then the related shares will be voted “FOR” that proposal. Unless you indicate otherwise, your proxy card also will confer discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at our Annual Meeting.
If your shares of Common Stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of Common Stock voted. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then your broker (a) may vote your shares in the broker’s discretion on Proposal No. 2 (ratification of Deloitte & Touche LLP as our independent registered public accounting firm) and (b) may not vote your shares on Proposal No. 3 (the advisory vote regarding executive compensation) or proposal No. 4 (approval of the amendment and restatement of the 2005 Equity Incentive Plan).
If you own your shares in street name through a broker and plan to vote your shares at the Annual Meeting, you will need to obtain a legal proxy from your broker or bank and bring that legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.
You have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to our Secretary by mail or by facsimile, by submitting a subsequent later-dated proxy or by voting in person at our Annual Meeting.
Solicitation of Proxies; Cost of Solicitation
We will bear the cost of solicitation of proxies, including expenses of printing, assembling and mailing this Proxy Statement. We intend to solicit proxies primarily by mail. However, in addition to the use of the mails, our directors, officers or regular employees may solicit proxies without additional compensation, except for reimbursement of actual expenses. They may do so using the mails, in person, by telephone, by facsimile transmission or by other means of electronic communication. We may also arrange with brokerage firms and custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of Common Stock held of record by such persons as of the record date. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending these proxy materials to, and obtaining instructions from, beneficial owners.
Recommendations of our Board
Our Board unanimously recommends that you vote:

•	“FOR” each of the nominees to be elected to our Board;

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

•	“FOR” the approval on an advisory basis of our executive compensation; and

•	“FOR” the approval of the amendment and restatement of the 2005 Equity Incentive Plan and the material terms of the performance goals under the Amended and Restated 2005 Equity Incentive Plan.
If you sign and return your proxy but do not give voting instructions, then your shares will be voted as recommended by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of September 1, 2015, the holdings (i) by each person who we know owns 5% or more of our Common Stock, (ii) by each of our directors, (iii) by each person named in the summary compensation table, and (iv) by all directors and executive officers as a group. We have relied upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the Securities and Exchange Commission (“SEC”) by others for purposes of determining the number of shares each person beneficially owns. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock
Name and Address of Owner	Number of Shares [2]	Percent of Class [2]
Daniel Greenberg [3]	4,600,434	19.07%
Steven Markheim	244,815	*
Allen Sciarillo	4,373	*
Herb F. Ostenberg	24,262	*
Nancy Y. Bekavac	41,741	*
James S. Pignatelli	32,371	*
Karen J. Curtin	35,711	*
Joseph J. Kearns	25,743	*
Theodore E. Guth	14,419	*
Total Executive Officers and Directors [1]	5,023,869	20.82%
T. Rowe Price and Associates, Inc. [4]	3,825,280	15.85%
100 East Pratt Street
Baltimore, Maryland 21202
Dimensional Fund Advisors LP [5]	1,838,772	7.62%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Phillip Greenberg [6]	2,335,573	9.68%
-----------------------------
* Less than 1%

[1]	The address of each shareholder is 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512 unless otherwise set forth in the table.

[2]
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after August 18, 2015. These shares are deemed outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed outstanding for computing the percentage ownership of any other person. The number of shares in this table includes restricted stock units that are currently vested or that will become vested within 60 days after August 18, 2015: Mr. Markheim, 61,825; Mr. Sciarillo, 4,373; Mr. Ostenberg, 24,262; 12,534 for each of Ms. Bekavac, Ms. Curtin, Mr. Kearns, Mr. Pignatelli; and 11,919 for Mr. Guth. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components” and “Director Compensation” for a description of the terms of the restricted stock units.

[3]	The number of shares reflected in the table includes 650,434 shares held by the Greenberg Foundation, which Daniel Greenberg has the right to vote, but as to which he disclaims beneficial ownership.

[4]
Based on information filed in their joint Schedule 13G/A on February 10, 2015, on behalf of each of T. Rowe Price Associates, Inc., a Maryland corporation, and an investment adviser registered under the Investment Advisers Act of 1940, and T. Rowe Price Small-Cap Value Fund, Inc., a Maryland corporation, T. Rowe Price Associates, Inc. has sole voting power with respect to 1,147,170 shares and sole dispositive power with respect to 3,825,280 shares. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 2,069,400 shares, but does not have sole or shared dispositive power with respect to any shares.

[5]
Based on information contained in its Schedule 13G/A filed on February 5, 2015, Dimensional Fund Advisors LP, an investment adviser registered under the Investment Advisers Act of 1940, has sole voting power with respect to 1,778,419 shares and sole dispositive power with respect to 1,838,772 shares.

[6]	In his Schedule 13G/A filed on January 25, 2010, Phillip Greenberg reported sole voting and dispositive power with respect to 2,335,573 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board has nominated the following six persons as directors to serve until our 2016 annual meeting of shareholders and until their successors have been duly elected and qualified. Our Board of Directors currently consists of six directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
Our Board has determined that each nominee, except Mr. Greenberg (our Chief Executive Officer), is independent as defined by the applicable rules and regulations of the NASDAQ Stock Market (“NASDAQ”). Each of our Board members was nominated based on the assessment of our Nominating and Corporate Governance Committee (our “Nominating Committee”) and our Board that the nominees (a) have demonstrated an ability to make meaningful contributions to the oversight of our business and affairs, (b) have a reputation for honesty and ethical conduct in their personal and professional activities and (c) share extensive business experience and strong communication and analytical skills. Our Board seeks, and consists of, persons whose diversity of skills, experience and background are complementary to those of our other Board members. Each of the nominees is currently one of our directors. None of the nominees is related by blood, marriage or adoption to any other of our nominees or our executive officers. The six nominees receiving the greatest number of votes at the Annual Meeting will be elected to the six director positions.
OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for these six nominees. If any nominee is unable or declines to serve as director at the time of our Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy.

Name	Age
Nancy Y. Bekavac	68
Karen J. Curtin, Lead Director	60
Daniel Greenberg	74
Joseph J. Kearns	73
James S. Pignatelli	71
Theodore E. Guth	61
Nancy Y. Bekavac has served on our Board since 1992. From 1990 until her retirement in 2007, she served as president of Scripps College. From 1988 to 1990, Ms. Bekavac was Counselor to the President of Dartmouth College. From 1985 to 1988, she worked with the Thomas J. Watson Foundation. From 1974 to 1988, she was a lawyer at the law firm of Munger, Tolles & Olson after clerking with the United States Court of Appeals for the District of Columbia from 1973 to 1974. Ms. Bekavac serves on the board of the Seaver Foundation and First Marblehead Corporation. Ms. Bekavac is a graduate of Swarthmore College and holds a J.D. from Yale Law School. Ms. Bekavac was nominated as a result of her extensive senior leadership skills and legal expertise.
Karen J. Curtin has served on our Board since 2004, and was appointed as our Lead Director in April 2009. Since 2010, Ms. Curtin has been a private investor. She was a Venture Partner in Paradigm Capital Ltd. from 2005 to 2010. From 2004 until 2005, Ms. Curtin was a Principal in Dulcinea Ventures, a startup venture capital fund. From 1998 to 2002, Ms. Curtin was Executive Vice President for Bank of America. Prior to that time she was manager of Bank of America’s Leasing and Transportation Divisions and of predecessor Continental Bank’s Leasing Division. Ms. Curtin holds a B.A. from Newcomb College of Tulane University and an M.A. from Columbia University School of International Affairs. Ms. Curtin was nominated as a result of her financial and business management expertise as well as her experience related to our industry.
Daniel Greenberg has served on our Board since 1976 and has been Chairman of our Board and Chief Executive Officer since 1979. Previously, he was President and Chief Executive Officer of Telecor, Inc., our former parent company. Prior to joining Telecor, he was a staff attorney with the State of California Department of Water Resources. Mr. Greenberg serves on the board of trustees of Reed College and The Broad Stage. Mr. Greenberg holds a B.A. from Reed College and a J.D. from the University of Chicago Law School. Mr. Greenberg was nominated as a result of his 35 years as our Chief Executive Officer and Chairman of the Board. Mr. Greenberg brings extensive industry experience and leadership to our board.
Joseph J. Kearns has served on our Board since 1988. Since January 1998, Mr. Kearns has served as President of Kearns & Associates LLC, which specializes in investment consulting for high net worth clients and family foundations. Mr. Kearns is also a part time lecturer on investment management at the Anderson School of Business at UCLA. He served as Vice-President and Chief Financial Officer/Chief Investment Officer of the J. Paul Getty Trust from May 1982 to January 1999. Before joining the Trust, he worked for nearly 20 years for Pacific Telephone, where he served as Financial Manager-Pension Funds and various other financial, accounting and data systems positions. He is a director of the Morgan Stanley Funds and the Ford Family Foundation

and is a trustee of Mount Saint Mary’s College. Mr. Kearns holds a B.A. in mathematics from California State University, Sacramento and an M.A. in statistics from Stanford University. He also completed the Williams College Program for Executives. Mr. Kearns was nominated as a result of his extensive finance experience, including his role as a chief financial officer and his many other financial management positions, as well as his related experience serving as the Audit Committee Chairman of the Morgan Stanley Funds since 1997. He also brings strategic insight through his many years of strategic investing, and our Board has unanimously determined that he qualifies as an “audit committee financial expert” under SEC rules and regulations.
James S. Pignatelli has served on our Board since 2002. Since July 1998 until his retirement in January 2009, Mr. Pignatelli was Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli serves on the Board of Directors of Altos Hornos de Mexico and Blue Cross-Blue Shield of Arizona. Mr. Pignatelli holds a B.A. in accounting from Claremont Men’s College and a J.D. from the University of San Diego. Mr. Pignatelli was nominated as a result of his experience leading a publicly traded corporation as well as his service on public company boards.
Theodore E. Guth has served on our Board since January 2011. Mr. Guth is currently Chief Financial Officer of Douglas Emmett, Inc. (NYSE: DEI), a real estate investment trust. Previously, Mr. Guth was a partner and held various management positions at the law firms of Manatt, Phelps & Phillips LLP (from 2007 to 2010), Guth/Christopher LLP (from 1997 to 2007) and Irell & Manella LLP. He also served as President of Dabney/Resnick, Inc. (now Imperial Capital), an investment banking and brokerage firm specializing in distressed debt and special situations, and as a full-time professor at the UCLA School of Law. Mr. Guth earned a B.S. from the University of Notre Dame in 1975 and a J.D. from the Yale School of Law in 1978. Mr. Guth was nominated as a result of his intimate familiarity with all aspects of our business, knowledge he has gained serving as our lead counsel in the areas of mergers and acquisitions and securities law from 2001 to 2011.

BOARD, COMMITTEES AND CORPORATE GOVERNANCE
Our Board held a total of four meetings during fiscal 2015 and acted five times by written consent. All of our directors are expected to attend each meeting of our Board and the committees on which they serve and are encouraged to attend annual shareholder meetings, to the extent reasonably possible. All directors attended more than 75% of the aggregate of the meetings of our Board and committees on which they served in fiscal 2015 held during the period in which they served as directors. All of the directors attended our 2014 annual meeting of shareholders. Our Board has designated an Audit Committee, Nominating Committee and Compensation Committee. The charter of each of these committees is posted on our corporate website at http://www.electrorent.com/er/financials/governance.aspx.
Audit Committee
Audit Committee Duties. Our Audit Committee’s primary function is to review the financial information to be provided to our shareholders and others, the financial reporting process, the system of internal controls, the independent auditors’ independence, the audit process and our process for monitoring compliance with laws and regulations. Under our Audit Committee charter, our Audit Committee is solely responsible for:

•	Selecting, retaining and overseeing our independent auditors and approving their fees and engagement terms;

•	Resolving any disagreement between our independent auditors and our management; and

•	Pre-approving all audit and non-audit services performed by our independent auditors, subject to a de minimis exception.
Audit Committee Membership. The members of our Audit Committee are Joseph J. Kearns, Chairman, James S. Pignatelli and Karen J. Curtin. Our Board has affirmatively determined that each member of our Audit Committee is an independent director under the listing standards for NASDAQ and under SEC rules and regulations. Our Board has determined that the Chair of our Audit Committee, Mr. Kearns, is an “audit committee financial expert” under the rules of the SEC, and that each of the other members of our Audit Committee is financially literate.
Audit Committee Meetings in Fiscal 2015. Our Audit Committee met four times and acted three times by written consent during fiscal 2015.

Nominating and Corporate Governance Committee
Nominating Committee Duties. Our Nominating Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding membership and constitution of our Board and its role in overseeing our affairs. Our Nominating Committee manages the process for evaluating the performance of our Board and for nominating candidates (including current Board members) at the time for election by the shareholders after considering the appropriate skills and characteristics required on our Board, the current makeup of our Board, the results of the evaluations, and the wishes of existing Board members to be re-nominated. As appropriate, our Nominating Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to our Board. Our Nominating Committee also:

•	reviews the definition of independent director;

•	investigates potential conflicts of interest and related party transactions;

•	recommends committee assignments; and

•	reviews our Code of Business Conduct and Ethics, corporate governance guidelines and committee charters.
Nomination Process. On at least an annual basis, our Nominating Committee reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, our Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including nominees by shareholders), are reviewed under the same process. Our Nominating Committee (or its chairperson) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Nominating Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, our Nominating Committee may recommend to our Board the election or nomination of a candidate.
Candidates for independent Board members have typically been found through recommendations from directors or others associated with us. Our Nominating Committee will consider nominations for directors from shareholders. Such nominations should be sent to our Secretary and include the name and qualifications of the nominee. All such recommendations will be brought to the attention of our Nominating Committee. The slate of directors included in this Proxy Statement was selected and recommended by our Nominating Committee and approved by our Board.
Our Nominating Committee has no predefined minimum criteria for selecting Board nominees although it believes that all Board nominees must demonstrate an ability to make meaningful contributions to the oversight of our business and affairs and also must have a reputation for honesty and ethical conduct in their personal and professional activities. The Nominating Committee also believes that all directors should share qualities such as independence; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, our Nominating Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. Our Nominating Committee believes that it is necessary for at least one independent Board member to possess financial expertise. However, during any search, our Nominating Committee reserves the right to modify its stated search criteria for exceptional candidates. Our Nominating Committee does not have a formal policy with respect to diversity; however, our Board and our Nominating Committee believe that it is important that we have Board members whose diversity of skills, experience and background are complementary to those of our other Board members. In considering candidates for our Board, the Nominating Committee considers the entirety of each candidate’s credentials. We believe that all of the nominees for election to our Board meet the minimum requirements and general considerations outlined above.
Nominating Committee Membership. All of the Board members, except Messrs. Greenberg and Guth serve as members of our Nominating Committee. The Chair of our Nominating Committee is Ms. Bekavac. Our Board has determined that each member of our Nominating Committee is an independent director under the listing standards of NASDAQ.
Nominating Committee Meetings in Fiscal 2015. Our Nominating Committee met three times during fiscal 2015.
Compensation Committee
Compensation Committee Duties. The Compensation Committee is generally responsible for overseeing and, as appropriate, determining the annual salaries and other compensation of our executive officers and our general employee compensation and other policies, providing assistance and recommendations with respect to our compensation policies and practices, and assisting with the administration of our compensation plans. Among other things, the Compensation Committee will specifically:

•	review and approve the corporate goals and objectives for our Chief Executive Officer and set our Chief Executive Officer’s compensation;

•	review and approve the evaluation process and compensation structure for our other executive officers and approve their compensation;

•	review the performance of our executive officers, including our Chief Executive Officer;

•	review and approve employment, severance or termination agreements with our executive officers;

•	oversee our policies relating to compensation of our employees; and

•
as appropriate, approve grants of equity incentives, including stock options and restricted stock units, to our employees, and make recommendations to our Board with respect to incentive compensation plans and equity-based plans and administer those plans that include our officers.

The Compensation Committee charter does not provide for the delegation of the Compensation Committee’s duties to any other person.
Compensation Committee Membership. All of our Board members, except Mr. Greenberg, serve as members of the Compensation Committee. The Chair of the Compensation Committee is Mr. Guth. Our Board has determined that each member of the Compensation Committee is an independent director under the listing standards of NASDAQ and under SEC rules and regulations.
Compensation Committee Meetings in Fiscal 2015. The Compensation Committee met three times and acted twice by written consent during fiscal 2015.
Board Leadership Structure and Role in Risk Oversight
Our Board currently does not separate the role of Chairman of the Board from the role of our Chief Executive Officer. Our Board believes that this gives us the benefits of the experience and knowledge of our Chief Executive Officer, who has been overseeing our operations for over 35 years. Karen J. Curtin, who is an independent director (under NASDAQ listing standards), is our lead director. The lead director of the Board is chosen by the independent directors of the Board, and has the general responsibility to preside at all meetings of the Board when the Chairman is not present and during executive sessions of the independent directors, as well as to assist in developing agendas for meetings of the Board. Ms. Curtin has served as our lead director since April 2009. We believe that having a lead independent director provides additional oversight over the decisions of our management and places additional control in the hands of our independent directors. Our Board believes that this structure combines experience and accountability with effective oversight.
Each committee of our Board is responsible for evaluating certain risks and overseeing the management of such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and the relevant departments assess and manage our exposure to, and management of, financial risks as well as potential conflicts of interest. Our Nominating Committee manages risks associated with the independence of our Board. Our entire Board is regularly informed about these risks, oversees the management of these risks and regularly reviews information regarding our operations and finances as well as our strategic direction.
Mandatory Retirement Policy
The Board has adopted a standard retirement age of 75 for the non-employee members of the Board. It is the general policy of the Board that it will not appoint to the Board or nominate for election to the Board any candidate who has attained an age of 75 or older on the date of such appointment or nomination.
Indemnification Agreements
We have entered into Indemnification Agreements with each of our directors and officers. These Agreements require us to indemnify our officers and directors to the fullest extent permitted under California law against expenses and, in certain cases, judgments, settlements or other payments incurred by the officer or director in suits brought by us, derivative actions brought by shareholders and suits brought by other third parties related to the officer’s or director’s service to us.

Communications to the Board
Shareholders may contact any of our directors by writing to them c/o Electro Rent Corporation, attention: Company Secretary, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. Shareholders and employees who wish to contact our Board or any member of our Audit Committee to report questionable accounting or auditing matters may do so anonymously by using the address above and designating the communication as “confidential.” Alternatively, concerns may be reported to the following e-mail address: “auditcom@electrorent.com.” This e-mail address is a special e-mailbox to report concerns to the appropriate persons for proper handling. Communications raising safety, security or privacy concerns, or matters that are otherwise improper, will be addressed in an appropriate manner.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer and principal financial officer (“Code of Ethics”). The Code of Ethics is designed to promote honest and ethical conduct, full, fair, accurate and timely public disclosure, compliance with all applicable laws, and prompt internal reporting of violations of the Code of Ethics to a person identified therein. Shareholders may obtain a copy of our Code of Ethics without charge. Requests should be addressed to our principal office, attention: Meryl D. Evans, Secretary. Our Code of Ethics can be found on our website at http://www.electrorent.com/er/financials/governance.aspx. We intend to post any waivers from any provision of our Code of Ethics that apply to our principal executive officer or principal financial officer by posting that information on our corporate website, at www.electrorent.com.
Equity Ownership Guidelines
We believe that equity ownership by our executive officers and directors can help align their interests with our shareholders’ interests. In April 2009, we adopted equity ownership guidelines for our executive officers and directors. While these guidelines are informal (there are no penalties for failure to meet the ownership levels), we will report ownership status to the Compensation Committee on an annual basis. Failure to meet the ownership levels, or show sustained progress towards meeting them, may result in payment to the executive officers and directors of future annual or long-term incentive compensation in the form of equity. Executive officers and directors are expected to reach target equity ownership levels equal to the lesser of a multiple of their annual base salary or retainer at the previous year end or a fixed share amount, as follows:

Title	Share Equivalents	Multiple of Base Salary/Retainer

Chief Executive Officer	120,000	4x
Other executive officers	50,000	3x
Directors	12,500	3x
These requirements may be met through ownership of Common Stock (including restricted Common Stock) or restricted stock units, whether held individually, jointly with or separately by or in trust for an immediate family member. Each executive officer and director is expected to reach his target ownership level within five years from the date he became subject to that ownership level, based on the fair market value of the equity at each year end.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10 percent of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock. Directors, executive officers and greater-than-10-percent shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of copies of such reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors and executive officers filed all such required reports on a timely basis during the past fiscal year.

TRANSACTIONS WITH RELATED PERSONS
Mr. Daniel Greenberg, our Chief Executive Officer, personally rents a total of 975 square feet of space in our buildings located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512 and 15387 Oxnard Street, Van Nuys, CA 91411-2506, at a rate of $438 per month.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons
In August 2008, our Board adopted a Related Party Transaction Policy which prescribes policies and procedures for review and approval of a “related party transaction.” The term “related party transaction” is defined as any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;

•	we are a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).
A “related party” is any person who, since the beginning of the last fiscal year for which we filed a Form 10-K and proxy statement (even if that person does not presently serve in that role), is or was:

•	an executive officer, director or nominee for election as a director;

•	a beneficial owner of more than five percent of any class of our voting securities;

•
an immediate family member of any of the persons named above, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and

•	a firm, corporation or other entity in which any of the persons named above is employed or is a general partner or principal or in a similar position.
The Board has delegated to the Nominating Committee the responsibility of reviewing and approving related party transactions. The Nominating Committee either approves or disapproves of the entry into a related party transaction after reviewing the material facts of that related party transaction and taking into account such factors as the Nominating Committee deems appropriate. Approval of each related party transaction is given in advance, unless that is not practical, in which case ratification must be promptly sought from the Nominating Committee. Related party transactions that are ongoing are subject to ongoing review by the Nominating Committee to determine whether it is in our best interest and our shareholders’ best interest to continue, modify or terminate the related party transaction. No director may participate in the approval of a related party transaction with respect to which he or she is a related party.
Corporate Giving Program
The Board established a charitable giving program beginning in fiscal 2005. In fiscal 2015, we donated $149,900 under this program. Mr. Daniel Greenberg, our Chief Executive Officer, who administers the program with the oversight of our Nominating Committee, serves on the board of trustees of a private university and a public charity to which we made donations.

EXECUTIVE OFFICERS
The table below sets forth the name, age and office or offices of each of our executive officers. No executive officer is related by blood, marriage or adoption to any other officer, director or nominee for director.

Named Executive Officer	Age	Office or Offices
Daniel Greenberg	74	Chairman of the Board and Chief Executive Officer
Steven Markheim	62	President and Chief Operating Officer
Allen Sciarillo	50	Vice President of Finance and Acting Chief Financial Officer
Herb F. Ostenberg	65	Senior Vice President, North American Sales
Throughout this Proxy Statement, the above individuals, all of whom are included in the Summary Compensation Table below, are referred to as our “named executive officers.” For Mr. Greenberg’s biography, please see above under “Proposal 1—Election of Directors.”

Steven Markheim joined us as a Financial Analyst in 1980 and has been our President and Chief Operating Officer since 2007. Prior to joining us, he was Accounting Manager for Panasonic West, a wholly-owned subsidiary of Matsushita of America, from 1978 to 1980. Mr. Markheim was an auditor with Wolf & Co. from 1975 to 1977. Mr. Markheim holds a B.S. in Accounting from California State University, Northridge.
Allen Sciarillo joined us in 2006 as our Controller. He then served as our VP Finance beginning on February 12, 2015 and Acting Chief Financial Officer beginning on September 1, 2015. Prior to joining Electro Rent Corporation, Mr. Sciarillo served as Chief Financial Officer of Dial Thru International Corporation, InterPacket Networks and RSL COM USA. Mr. Sciarillo began his career in public accounting with Deloitte & Touche. Mr. Sciarillo earned his B.S. in Accounting from California State University, Northridge and is a Certified Public Accountant.
Herb F. Ostenberg joined us in 2009 as the National Sales Director of our Authorized Technology Partner Channel and has been our Senior Vice President, North American Sales, since 2011. Prior to joining us, Mr. Ostenberg held several senior sales management positions, including Vice President and General Manager, at Agilent Technologies Inc. from 1999 to 2009, and held various sales, marketing and general management positions at Hewlett Packard from 1980 to 1999. Mr. Ostenberg holds a B.S. in Electrical Engineering from Montana State University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program
The Compensation Committee is responsible for oversight of our compensation and employee benefit plans and practices, including our executive compensation, incentive-compensation and equity-based plans. The Compensation Committee also establishes our policies with respect to compensation of executive officers, including our named executive officers, and reviews our executive compensation disclosures as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC. For fiscal 2015, our named executive officers consist of Mr. Greenberg, our chief executive officer; Mr. Markheim, our president and chief operating officer; Mr. Jones, our vice president and chief financial officer; and Mr. Ostenberg, our senior vice president of North American sales.
Compensation Philosophy and Objectives
In designing compensation programs, we believe that the total compensation of our named executive officers and other key employees should reflect the value created for shareholders while supporting our strategic goals. In doing so, the compensation programs reflect the following principles:

•	Compensation should be meaningfully related to the value created for our shareholders.

•	Compensation programs should support our short-term and long-term strategic goals and objectives.

•	Compensation programs should reflect and promote our values.
One of our core values in setting compensation has been the promotion of team effort by our executive officers. We believe this value has resulted in an unusually stable management team, with our 11 officers averaging over 25 years of employment by us.
Compensation Consultant Review. In determining fiscal 2014 compensation, the Compensation Committee retained Frederic W. Cook & Co, Inc., an independent national compensation consulting firm (“FWC”), in April 2013 to conduct an independent review of our compensation structure, including our process for determining and awarding base salary, annual incentives, long-term incentives, and total direct compensation, including the annualized grant value of long term incentives and FWC prepared a report on its findings. FWC reported directly to the Compensation Committee, although it also conducted discussions with our executive officers. FWC also conducted an equity analysis including award types, mix and various measures of overall value and costs and compared shares usage and dilution and compared our compensation with the compensation of an 18-company peer group for purposes of competitive compensation and performance comparisons (our “Benchmark Group”).
FWC has not provided any services for us other than the services that it provided to the Compensation Committee and the Nominating and Corporate Governance Committee. After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FWC’s work for the Compensation Committee and the Nominating and Corporate Governance Committee and (i) the absence of any business or personal relationship between FWC and any member of the Compensation Committee or the Nominating and Corporate Governance Committee or any of our executive officers, (ii) the amount of fees received by FWC from us, as a percentage of FWC’s total revenue, (iii) any of our stock owned by FWC (iv) FWC’s Independence Policy that is reviewed annually by its board of directors, (v) FWC’s policy of proactively notifying the Compensation Committee and the Nominating and Corporate Governance Committee chairs of any potential or perceived conflicts of interest, (vi) FWC’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of FWC with a member of the Compensation Committee or the Nominating and Corporate Governance Committee, and (vii) any business or personal relationship of FWC with our executive officers, the Compensation Committee has concluded that FWC is independent and that its work does not raise any conflict of interest.
In consultation with FWC, our Compensation Committee altered in 2013 our Benchmark Group to include the following 18 publicly traded United States based technology/capital equity leasing companies and similarly sized technology hardware companies, the median market capitalization of which was then consistent with our market capitalization:

• Agilysys, Inc.	• Measurement Specialties, Inc.
• Aircastle Ltd	• Mobile Mini Inc.
• CAI International Inc.	• PC Connection, Inc.
• Extreme Networks, Inc.	• PCM, Inc.
• Globecomm Systems, Inc.	• Richardson Electronics, Ltd.
• GSI Group Inc.	• ScanSource, Inc.
• H&E Equipment Services, Inc.	• Symmetricom, Inc.
• Maxwell Technologies Inc.	• TAL International Group, Inc.
• McGrath RentCorp	• Willis Lease Finance Corporation
The FWC report reflected that our target annual cash opportunity is at or below the 25th percentile for the named executive officers compared to most positions, except for our Chief Operating Officer, and that our individual annual equity awards in fiscal year 2013 and over the previous years were below the 25th percentile as compared to our Benchmark Group.
The Role of Shareholder Say-on-Pay Votes. We provide our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At our annual meeting of shareholders held in October 2014, more than 90% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation. Accordingly, the Compensation Committee did not change its approach in fiscal 2015 and fiscal 2016 and carried forward the compensation structure developed for fiscal 2014 as described below. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.
Executive Compensation Components
The compensation for our named executive officers generally consists of the following components: base salary, annual incentive bonuses, restricted stock units and other long-term equity incentives and other benefits.
Base Salary. We pay our named executive officers a salary to provide a minimum compensation level and to reflect the perceived current value of each executive officer relative to his peers. The Compensation Committee reviews the salary of each of our named executive officers at least once each year. The analysis generally begins with an average increase for all employees, which generally reflects our performance, any changes in the cost of living and any perceived increases in competitive salaries. The Compensation Committee may then adjust this average percentage to reflect individual circumstances, including such factors as performance, individual salary history, increased job responsibility and changes in compensation paid by competitors. The Compensation Committee may also adjust salaries at other times during the year under certain circumstances such as promotions.
The Compensation Committee decided to increase salaries for our named executive officers for fiscal 2015 as follows:

Named Executive Officer	Fiscal 2014 Base Salary	Fiscal 2015 Base Salary	Percentage Change from Fiscal 2014	Fiscal 2016 Base Salary	Percentage Change from Fiscal 2015

Daniel Greenberg	$499,047	$509,028	2.0%	$407,222	(25.0)%
Steven Markheim	$341,453	$348,282	2.0%	$348,282	—%
Craig R. Jones	$246,897	$251,835	2.0%	$251,835	—%
Herb F. Ostenberg	$219,555	$223,946	2.0%	$223,946	—%
The 2% salary increases for fiscal 2015 were consistent with the average increase for our employees, which was based on expected changes in the cost of living. For fiscal 2016, based on a low forecasted inflation rate, disappointing fiscal 2015 earnings and the recommendation of management, the Compensation Committee did not increase the base salaries for any of our named executive officers. In fact, at Mr. Greenberg’s request, his salary was reduced by 20% in view of the challenging environment faced by the Company. In both years, the Compensation Committee did not make any other individualized salary adjustments for our named executive officers, preferring to use their annual incentive compensation to reflect performance.

Overall, based largely on the FWC report, the Compensation Committee believed that the named executive officers’ salaries for fiscal 2015 and fiscal 2016 were below the median of comparable positions in our Benchmark Group, with the exception of our Chief Operating Officer, whose salary was slightly above the median. This reflects our Compensation Committee’s viewpoint that his responsibilities were greater than the average Chief Operating Officer.
Annual Incentive Bonuses. After the end of each fiscal year, generally we set aside approximately 3% of our annual earnings before taxes to create an incentive bonus pool for our officers, although the Compensation Committee retains the discretion to adjust the size of the pool to take into account factors including (without limitation) changes in the number of officers participating and the impact on net earnings of acquisitions or other unusual events during our fiscal year. We believe that calculating the amount of this bonus pool based on our earnings before taxes aligns the interests of our officers with our financial results, and hence, to the interest of our shareholders.
At the beginning of each fiscal year, the Compensation Committee assigns to each officer a “Target Percentage” of the incentive bonus pool based largely on position, seniority and compensation. The Compensation Committee retains the right to adjust the Target Percentages as a result of hires, promotions and terminations of officers and similar factors. Each officer is also assigned performance goals for the fiscal year, which are approved by the Compensation Committee. The Compensation Committee retains the right to adjust individual goals in its discretion to take into account factors such as changes in market conditions, acquisitions or other unusual events during the fiscal year.
Following the end of our fiscal year, the Compensation Committee:

•	May adjust the Target Percentage where appropriate to reflect changes in responsibilities and similar issues;

•
Evaluates the performance of each officer against the performance goals for that officer and other factors in its discretion. For Messrs. Greenberg, Markheim and Jones, their principal performance goals for fiscal 2015 were based on the Company’s planned revenue and earnings before taxes. In fiscal 2015, the Company’s revenue was approximately 6% below plan and the Company’s earnings before taxes were approximately 30% below plan;

•	Based on that evaluation, assigns each officer a “Participation Percentage” that is generally not less than 85% of his or her Target Percentage nor more than 115% of his or her Target Percentage; and

•
Each participating officer’s actual Annual Incentive Bonus is then determined by multiplying his or her Participation Percentage times his or her Target Percentage, and then multiplying that percentage by the aggregate bonus pool. The Compensation Committee retains the power to adjust the calculated Annual Incentive Bonus for any participating officer in its discretion.

Because of the impact of the Participation Percentages, the aggregate actual Annual Incentive Bonuses awarded may be more or less than the 3% nominal bonus pool. For fiscal 2015, the Compensation Committee awarded aggregate Annual Incentive Bonuses to the participating officers (a total of 11 persons in fiscal 2015), including our named executive officers, equal to $622,775, or approximately 2.5% of our fiscal 2015 earnings before taxes of $24.7 million. As a result of lower earnings and this smaller percentage, the Annual Incentive Bonuses for fiscal 2015 were 30.7% less than the aggregate Annual Incentive Bonuses for fiscal 2014.
The potential adjustment to the Target Percentage means that a portion of an officer’s bonus depends on individual performance, but in keeping with our traditional emphasis on the officers working together as a team, the majority of each bonus is determined by our overall success (as measured by our earnings before taxes).
The Target Percentages and the Participation Percentages of our named executive officers approved by the Compensation Committee for fiscal 2015 were as follows:

Named Executive Officer	Fiscal 2015 Target Percentage	Fiscal 2015 Participation Percentage	Fiscal 2015 Target Bonus [1]	Fiscal 2015 Actual Bonus

Daniel Greenberg	26.1%	16.4%	$193,000	$121,000
Steven Markheim	22.8%	19.5%	$169,000	$144,000
Craig R. Jones	12.1%	5.4%	$89,000	$40,000
Herb F. Ostenberg	7.4%	8.5%	$55,000	$63,000

[1]
The “Target” amount for each named executive officer was calculated by multiplying (i) the total of the incentive bonus pool, at 3% of our actual fiscal 2015 earnings before taxes, by (ii) that named executive officer’s fiscal 2015 Target Percentage assigned at the beginning of the fiscal year (rounded to the nearest thousand).

For fiscal 2015, the Compensation Committee made the following determinations concerning the Participation Percentages of each of our named executive officers:

•
Mr. Greenberg received a Participation Percentage of 63%, based on the Company’s disappointing financial performance compared to its planned revenue and earnings before taxes, partly offset by the Company’s success in reconfiguring its new equipment channel. As a result of this Participation Percentage and the overall decline in the aggregate bonus pool, Mr. Greenberg’s Annual Incentive Bonus for fiscal 2015 declined by 56% from his Annual Incentive Bonus for fiscal 2014.

•
Mr. Markheim received a Participation Percentage of 85%, based on the Company’s disappointing financial performance compared to its planned revenue and earnings before taxes, partly offset by his increased responsibilities with respect to the Company's finance function which now directly reports to Mr. Markheim, as well as with the Company’s success in reconfiguring its new equipment channel. As a result of this Participation Percentage and the overall decline in the aggregate bonus pool, Mr. Markheim’s Annual Incentive Bonus for fiscal 2015 declined by 40% from his Annual Incentive Bonus for fiscal 2014.

•
Mr. Jones received a Participation Percentage of 45% based on the Company’s disappointing financial performance compared to its planned revenue and earnings before taxes as well as his reduced responsibilities with respect to the Company's finance function which now directly reports to Mr. Markheim. As a result of this Participation Percentage and the overall decline in the aggregate bonus pool, Mr. Jones’s Annual Incentive Bonus for fiscal 2015 declined by 68% from his Annual Incentive Bonus for fiscal 2014.

•
Mr. Ostenberg received a Participation Percentage of 99%, based on his achievement of 98% of quantitative performance goals related to North America test and measurement equipment lease and rental revenues, as well as his two most important qualitative goals, the development of an effective customer retention program and a strategic plan for each of certain customer accounts. However, the Compensation Committee noted that the result of the decline in the aggregate bonus pool would have resulted in a decline in Mr. Ostenberg’s incentive compensation to a level which would not be competitive in the market, and accordingly the Compensation Committee exercised its discretion to increase Mr. Ostenberg’s bonus by an additional $4,000. As a result of this Participation Percentage and the overall decline in the aggregate bonus pool and taking into account his discretionary bonus, Mr. Ostenberg’s Annual Incentive Bonus for fiscal 2015 declined by 16% from his Annual Incentive Bonus for fiscal 2014.

The Compensation Committee determined to use the same methodology for Annual Incentive Bonuses with respect to fiscal 2016 as it utilized in fiscal 2015. The Compensation Committee has assigned the following Target Percentages for our named executive officers for fiscal 2016:

Named Executive Officer	Fiscal 2016 Target Percentage	Fiscal 2015 Target Percentage

Daniel Greenberg	22.8%	26.1%
Steven Markheim	25.0%	22.8%
Herb F. Ostenberg	8.2%	7.4%

•
In light of Mr. Jones’ announced retirement, the Compensation Committee did not set a Target Percentage for Mr. Jones for fiscal 2015. However, in accordance with the terms of his prior employment agreement, as applied under Mr. Jones’ August 31, 2015 separation and release agreement, Mr. Jones will receive approximately 1.5% of the executive bonus pool for fiscal 2015. See the description below of the separation and release agreement under the heading “Principal Compensation Agreements and Plans-Employment Agreements.”

•
The Target Percentage for Mr. Greenberg for fiscal 2016 was reduced compared to fiscal 2015 as part of his request to reduce his compensation in view of the challenging environment faced by the Company.

•
The increase in the Target Percentage for Messrs. Markheim and Ostenberg reflects the elimination of Mr. Jones’ Target Percentage and the reduction of Mr. Greenberg’s Target Percentage, which had the effect of increasing the Target Percentages of the other participants in the Bonus Pool.

Restricted Stock Units, or Long-Term Equity Incentives. Historically, we have granted equity participation to each of our named executive officers (other than Mr. Greenberg, who requested that he not participate given his large stock ownership position) to provide incentives for them to guide the business toward our long-term goal of increasing shareholder value, to maintain competitive levels of total compensation and to reward attainment of corporate goals over a multi-year period.
In recent years, we have made equity grants to our named executive officers in the form of restricted stock units (or "RSUs"). RSUs vest in three equal annual installments, subject to acceleration on any change of control. Any RSUs not vested at the time the grantee ceases to be an employee (other than in connection with a change of control, death or disability) will be forfeited. When vested, each RSU entitles the holder to be issued one share of Common Stock on the earliest of: (i) the first January 1st after the fifth anniversary of the grant; (ii) a change of control; or (iii) the grantee ceasing to be an employee for any reason, including death or disability. In addition, an amount equal to any dividend (less any applicable withholding) paid on the underlying Common Stock will be paid at the same time on all vested RSUs, and a make-up payment for any dividends paid between the date of grant and the date of vesting will be paid on the first date any RSUs become vested. We typically do not make major adjustments in RSUs based on performance in any year, which is the function of the annual incentive compensation.
In July 2014 and 2015, the Compensation Committee approved grants of restricted stock units for Messrs. Markheim, Jones and Ostenberg as follows:

Named Executive Officer	July 2015 RSU Grants (Units)	Grant Date Value	July 2016 RSU Grants (Units)	Grant Date Value
Steven Markheim	10,716	$172,100	22,686	$250,000
Craig R. Jones	6,893	$110,700	—	$—
Herb F. Ostenberg	4,981	$80,000	6,352	$70,000
Because RSU grants are typically determined based on the grantee’s position and long term performance, the amounts granted generally change less from year to year than Annual Incentive Bonuses. Thus, the RSUs granted to Mr. Markheim and Mr. Jones in July 2014 had the same grant date value as those they received in July 2013. However, the grant date value of the RSUs awarded to Mr. Ostenberg in July 2014 declined by $10,000 from his award in July 2013, reflecting lower revenues from the sales organization reporting to Mr. Ostenberg.
In July 2015, the Compensation Committee determined to grant approximately an additional $78,000 to Mr. Markheim’s RSU grant, bringing the total grant date value to $250,000. This reflected an appreciation for Mr. Markheim’s increased role in the Company’s finance function as well as with the Company’s success in reconfiguring its new equipment channel. The Compensation Committee determined to use RSUs rather than awarding additional Annual Incentive Bonus because it believed that the vesting of the RSUs could serve as an incentive for Mr. Markheim to stay at the Company for the long term. The grant date value of the RSUs awarded to Mr. Ostenberg in July 2015 declined by $10,000 from his award in July 2014, again reflecting lower revenues from the sales organization reporting to him. The Compensation Committee did not make any equity grants to Mr. Jones in July 2015 because he had informed the Company that he would be resigning his employment in August 2015.
Overall, based largely on the FWC report, the Compensation Committee believed that the named executive officers’ equity grants in each year were slightly below the median of comparable positions in our Benchmark Group, which the Compensation Committee believed was appropriate given the lower risk inherent in restricted stock units rather than the options used by many companies in our Benchmark Group.
Other Benefits. We provide our named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. In addition to vacation, medical and health benefits comparable to those provided to our employees generally, each of our named executive officers receives (i) reimbursement of tax, financial, and other services fees up to $15,000 per year for Mr. Greenberg, $7,500 per year for Mr. Markheim, $5,000 per year for Mr. Jones and $2,500 for Mr. Ostenberg and (ii) personal use of a company-owned vehicle. These benefits remain unchanged from fiscal year 2014. Messrs. Greenberg and Markheim also received reimbursement for dues at a country club where each was a member. We also sponsor a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), that covers all of our eligible employees that allows eligible employees to defer, within prescribed limits, up to 15% of their compensation on a pre-tax basis through contributions to the plan. In addition, we have a Supplemental Executive Retirement Plan that provides for automatic deferral of contributions in excess of the maximum amount permitted under the 401(k) plan for our executives who choose to participate. In addition, for Mr. Greenberg and his spouse, we have agreed to maintain lifetime medical coverage consistent with the standard coverage then available to him, regardless of any termination of employment relationship. Each executive is also entitled to receive an individual life insurance policy, the premiums for which are paid by the Company while the executive is employed by the Company.  The policy amount is determined based on each executive's position and responsibilities. We believe these perquisites, while not representing a significant portion of our named executive officers’ total compensation, reflect our intent to create overall market comparable compensation packages.
Tax and Accounting Implications
Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation paid to executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to executive officers to the extent consistent with our best interests. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.
We account for stock-based payments in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).
Change of Control Payments
As described below under “Principal Compensation Agreements and Plans-Employment Agreements,” as a result of a change of control that occurred in 2000, Mr. Greenberg is entitled to severance when his employment is terminated for any reason other than cause, but will not receive any additional severance as a result of future changes of control. In addition, we are obligated under employment contracts with Messrs. Markheim and Jones to make severance payments to them in the event they terminate their employment for good reason, or they are terminated by us other than for cause, within 18 months following a "material change", which generally includes a change of control and is described in more detail below under "Principal Compensation Agreements and Plans - Employment Agreements." We believe that agreeing to these payments was necessary to retain these officers. We do not have any contractual obligations to make any severance payments to Mr. Ostenberg in the event his employment is involuntarily terminated by us.
Role of Executive Officers in Compensation Decisions
Under its charter, the Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and our other named executive officers and all other elected officers. In doing so, the Compensation Committee is expected to consult with our Chief Executive Officer and other officers as appropriate. In general, our Chief Executive Officer makes recommendations concerning the compensation of persons other than himself, but generally does not make any recommendation as to himself.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or was one of our officers or employees, or is related to any other member of the Compensation Committee, or any member of our Board, or any other of our executive officers, by blood, marriage or adoption or had any other relationship requiring disclosure under SEC rules.
Principal Compensation Agreements and Plans
Employment Agreements
Mr. Greenberg, our Chief Executive Officer, is employed pursuant to a written employment agreement initially entered into on December 15, 1986 and amended and restated in July 1992 and later amended and supplemented in October 2001 and further clarified in July 2012. The material terms of Mr. Greenberg’s employment agreement are summarized below:

•
Term. Mr. Greenberg’s employment agreement continues for a rolling three year term such that each month that passes results in the employment term being extended by one month. Upon notice by either party, Mr. Greenberg’s employment term shall no longer be extended by one month increments and shall expire at the end of the three year employment term then in effect.

•
Base Salary. Mr. Greenberg’s annual base salary shall not be less than $300,000. The Board or the Compensation Committee may increase the salary payable to Mr. Greenberg during the term of the employment agreement. Mr. Greenberg’s salary is also subject to annual increase or decrease in accordance with the Consumer Price Index for the Los Angeles-Long Beach-Anaheim Metropolitan Area. Mr. Greenberg’s base salary for fiscal 2015 and 2016 is $509,028 and $407,222, respectively.

•
Bonuses. Mr. Greenberg is entitled to receive a bonus and incentive compensation each year in addition to his base salary. In determining the amount of such bonus and incentive compensation, Mr. Greenberg’s employment agreement provides that consideration shall be given to all pertinent factors including, but not limited to, historic policies and practices, business revenues, business profits, the quality of Mr. Greenberg’s performance and the value of his contributions, and the prevailing compensation levels for comparable executive officers in businesses of size, complexity and character similar to us.

•
Benefits. Mr. Greenberg is entitled to employee benefits comparable to those provided to our senior executives. In October 2001, we further amended Mr. Greenberg’s employment agreement to require that we maintain medical coverage, consistent with the standard of coverage then available to him, for Mr. Greenberg and his spouse for as long as they each shall live, regardless of any termination of the employment relationship.

•
Severance. For purposes of Mr. Greenberg’s employment, a “change in control,” as defined in his agreement, occurred in 2000. Accordingly, if Mr. Greenberg’s employment is terminated for any reason other than cause (including as a result of his death, permanent disability or resignation), then we are obligated (i) to pay an amount equal to three times his highest “annual base amount” (which includes Mr. Greenberg’s base salary, bonus, incentive compensation and deferred compensation) during the term of his employment, payable in one lump sum on the 60th day after Mr. Greenberg’s termination of employment (provided that any portion of the lump sum payment that constitutes an excess parachute payment as defined in Code Section 280G shall not be paid), (ii) to continue each employee health plan and welfare benefit plan and other fringe benefits for a period of 36 months following the date of termination (with medical coverage continuing for his and his spouse’s lifetime) and (iii) to pay Mr. Greenberg’s vested account balance under the Electro Rent Employee Stock Ownership and Savings Plan, as well as an amount equal to the retirement contributions that would have been made on his behalf during the three years following termination. However, the cash payments to Mr. Greenberg are subject to reduction in order to avoid being characterized as excess parachute payments within the meaning of Section 280G of the Code and Mr. Greenberg shall receive a gross up to compensate for any excise taxes payable on any payments made to Mr. Greenberg under this agreement as a result of Section 4999 of the Code.

•
Change of control. A “change of control” is defined in Mr. Greenberg’s employment agreement to have occurred (i) if any person or entity (other than Mr. Greenberg) is or becomes the beneficial owner of shares of Common Stock having 20% or more of the total number of votes that may be cast for the election of members of the Board or (ii) if, as a result of any transaction, the persons who were members of the Board immediately prior to such transaction cease to constitute a majority of the members of the Board or the board of directors of any successor company.

Mr. Markheim and Mr. Jones. On October 31, 2005, we entered into employment agreements with Steven Markheim, our President and Chief Operating Officer, and Craig R. Jones, our Vice President and Chief Financial Officer, which agreements were each clarified in August 2012. The terms of the employment agreements are substantially the same and are summarized below:

•	At Will Employment. Mr. Markheim and Mr. Jones are “at will” employees, and may be terminated by us at any time for any reason or resign at any time for any reason.

•
Salary and Bonus. Mr. Markheim and Mr. Jones are paid a base salary and a discretionary bonus each year in an amount to be determined in accordance with our practices for our senior executive officers. Mr. Markheim’s base salary for fiscal 2015 and 2016 is $348,282 and $348,282, respectively. Mr. Jones’s base salary for fiscal 2015 and 2016 is $251,835 and $251,835, respectively.

•	Employee Benefits. Mr. Markheim and Mr. Jones receive employment benefits generally available to our senior executive officers.

•
Severance. Messrs. Markheim and Jones employment agreements provide for severance if, within 18 months after a “material change,” either Mr. Markheim or Mr. Jones is terminated by us other than for cause or terminates his employment relationship for good reason (which generally includes diminution in work responsibilities, forced relocation or material reduction in compensation). In such event, Mr. Markheim or Mr. Jones, respectively, shall be entitled to (i) a severance payment equal to two times his base salary as in effect on the date of termination, (ii) immediate vesting of all then-outstanding unvested equity compensation awards previously granted to him, (iii) a pro rata share of the bonus pool for the year of termination based on the percentage of the year worked prior to termination and his share of the prior year’s bonus pool and (iv) reimbursement for any COBRA payments made by him for the 12 months following the termination date. If, at any time other than within 18 months following a “material change,” either Mr. Markheim or Mr. Jones is terminated by us other than for cause or if either of them terminates his employment relationship with us for good reason, then he shall be entitled to (i) a severance payment equal to one times his base salary, (ii) a pro rata share of the bonus pool for the year of termination equal to his share of the prior year’s bonus pool multiplied by the percentage of the year worked prior to termination and (iii) reimbursement for any COBRA payments made by him for the 12 months following the termination date. The severance payments described in clause (i) of each of the two preceding sentences shall be payable as one lump sum on the 60th day after the termination date of Mr. Markheim or Mr. Jones, respectively. Severance payments to Messrs. Markheim and Jones will be reduced to avoid being characterized as a parachute payment within the meaning of Section 280G of the Code and to thereby avoid the imposition of excise taxes pursuant to Section 4999 of the Code. Messrs. Markheim and Jones will be required to sign a release of claims on or within 45 days after his respective termination of employment, to not revoke the release and to remain in full compliance with the terms of the release as a condition of receiving any severance payment.

•
Material change. A “material change” is defined in the employment agreements to have occurred (i) upon a merger, consolidation or sale of substantially all of our assets other than in a transaction in which the holders of our Common Stock immediately prior to the merger, consolidation or asset sale have at least 75% ownership of the voting capital stock of the surviving corporation, (ii) upon any person becoming the beneficial owner of 25% or more of our Common Stock (excluding persons and affiliates of persons who have been 5% holders of our Common Stock for at least one year), or (iii) if during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board cease for any reason (except death) to constitute a majority thereof unless the election, or the nomination for election by our shareholders, of each new director was approved by a vote of the directors then still in office who were directors at the beginning of such period.

•
Good Reason. A “good reason” event is defined in the employment agreements as the occurrence of any of the following: (i) a material breach by us of this agreement, (ii) we require Messrs. Markheim or Jones, respectively, to relocate his principal place of work more than 20 miles from the location at which he performed his duties prior to the relocation, (iii) we fail to provide Messrs. Markheim or Jones, respectively, with compensation and benefits in the aggregate on terms not materially less favorable in the aggregate than those enjoyed by the executive under this agreement prior to the “material change”, or the subsequent material reduction of his compensation and benefits in effect at the time of the “material change” unless such compensation and benefits are substantially equally reduced for our executive officers as a group and there is less than a 10% reduction in compensation or benefits, or (iv) we assign duties to Messrs. Markheim or Jones, respectively, materially and adversely inconsistent with his positions prior to the “material change”, provided however that a lateral transfer within our company or to an affiliate will not constitute a “good reason.” Termination by Messrs. Markheim or Jones for “good reason” also requires that Messrs. Markheim or Jones provide written notice to us describing the existence of the “good reason” event within 90 days of the date of the initial existence of the event. Upon our receipt of such timely written notice, we then have 30 days during which we may cure or remedy the event. Messrs. Markheim’s or Jones’ resignation for “good reason” can only be effective if we have not cured or remedied the “good reason” event during the 30 day period and if Messrs. Markheim or Jones, respectively, actually resigns his employment for “good reason” within 60 days after the expiration of the 30 day cure/remedy period.

As noted above, Craig Jones, our Chief Financial Officer, voluntarily submitted his resignation to our Board of Directors with a termination date of August 31, 2015. In recognition of Mr. Jones’ service to our company, our Board of Directors determined that, notwithstanding Mr. Jones’ voluntary resignation, the Company will, pursuant to a Separation Agreement and Release, pay Mr. Jones certain separation benefits in exchange for a release of claims from Mr. Jones. The separation benefits include: a payment in the amount of Mr. Jones’ annual base salary of $251,835, which will be paid in one lump sum on the 60th day after Mr. Jones’ resignation is effective; a share of the fiscal 2016 bonus pool payable in a lump sum when we pay our other bonuses, which share will be calculated as (a) the total amount of the year’s executive bonus pool, times (b) the percentage of last year’s total executive bonus pool that Mr. Jones received, times (c) the percentage of fiscal 2016 that elapsed as of Mr. Jones’ termination on August 31, 2015; and reimbursement for COBRA coverage for COBRA payments made by Mr. Jones during the 12 month period after the termination of Mr. Jones’ employment. In addition, the Company entered into a consulting agreement with Mr. Jones pursuant to which Mr. Jones will assist in the transition of his duties and responsibilities, in exchange for which the Company will pay Mr. Jones $200 per hour for his services, not to exceed $1,600 in any single calendar day.
We have not entered into an employment agreement or a severance or change in control agreement with Mr. Ostenberg.
Payments upon Termination
All Terminations. Regardless of the manner in which any of our employees (including any of our named executive officers) are terminated, each employee is entitled to receive certain amounts due during such employee’s term of employment. Such amounts include:

•	Any unpaid base salary from the date of the last payroll to the date of termination;

•	Reimbursement for any properly incurred unreimbursed business expenses; and

•	Any existing rights to indemnification for prior acts through the date of termination.
The information below sets forth the amount of compensation we would be required to pay to each of our named executive officers in the event of termination of such executive’s employment, under what we believe to be reasonable assumptions, assuming a hypothetical termination or change of control as of May 31, 2015. These amounts are in addition to the amounts summarized under “All Terminations” above. For Mr. Greenberg, the information below is a present value of his estimated severance payments, including an actuarial analysis of medical insurance premiums and cost of other benefits (including retirement contributions) using the prime rate as of May 31, 2015, which was 3.25%.
The actual amounts to be paid out can only be determined at the time of such executive’s separation and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes and further assume that no reduction is necessary to avoid having parachute payments under Code Section 280G.

		Involuntary Termination [4]
Named Executive Officer	Voluntary Termination [1]	Not for Cause	Change of Control	Death or Permanent Disability
Daniel Greenberg
Base salary	$1,527,084	$1,527,084	$1,527,084	$1,527,084
Non-equity incentive plan compensation	363,000	363,000	363,000	363,000
Employee health and other fringe benefits	742,068	742,068	742,068	742,068
Accumulated vacation pay [3]	—	—	—	—
Total	$2,632,152	$2,632,152	$2,632,152	$2,632,152

Steven Markheim
Base salary	$348,282	$348,282	$696,564	$—
Non-equity incentive plan compensation	143,628	143,628	143,628	143,628
Employee health benefits	15,704	15,704	15,704	—
Unvested and accelerated awards under equity incentive plans [2]	—	—	248,255	248,255
Accumulated vacation pay [3]	103,595	103,595	103,595	103,595
Total	$611,209	$611,209	$1,207,746	$495,478

Craig R. Jones [5]
Base salary	$251,835	$251,835	$503,670	$—
Non-equity incentive plan compensation	40,140	40,140	40,140	40,140
Employee health benefits	15,704	15,704	15,704	—
Unvested and accelerated awards under equity incentive plans [2]	—	—	67,970	67,970
Accumulated vacation pay [3]	63,895	63,895	63,895	63,895
Total	$371,574	$371,574	$691,379	$172,005

Herb F. Ostenberg
Base salary	$—	$—	$—	$—
Non-equity incentive plan compensation	63,470	63,470	63,470	63,470
Employee health benefits	—	—	—	—
Unvested and accelerated awards under equity incentive plans [2]	—	—	117,757	117,757
Accumulated vacation pay [3]	16,141	16,141	16,141	16,141
Total	$79,611	$79,611	$197,368	$197,368

[1]
In the case of Messrs. Markheim and Jones, only if they have good reason and the voluntary termination does not follow a "material change" as described above under "Principal Compensation Agreements and Plans - Employment Agreements."

[2]
Reflects the value of unvested restricted stock units as of May 31, 2015 valued using the closing NASDAQ Stock Market price of $10.27 per share. Includes the following dividend equivalent amounts that had accrued on unvested restricted stock units and which would be paid out to the executive if and when the underlying stock units’ vesting is accelerated upon a change of control, death or disability: Steven Markheim - 29,083; Craig R. Jones - 16,702; Herb F. Ostenberg - 13,578. Does not include the amounts for restricted stock units which were vested as of May 31, 2015 for each executive which would be issued in the following amounts upon a hypothetical termination occurring on May 31, 2015: 50,780 restricted stock units for Steven Markheim valued at $521,511; 21,912 restricted stock units for Craig R. Jones valued at $225,036; and 19,087 restricted stock units for Herb F. Ostenberg valued at $196,023.

[3]	Represents accrued standard paid vacation amounts as of May 31, 2015.

[4]
For Mr. Greenberg, an “involuntary termination” includes his resignation for any reason as described above under “Principal Compensation Agreements and Plans-Employment Agreements.” In the case of Messrs. Markheim and Jones, only if the termination follows within 18 months of a "material change" and is terminated by us without cause or by Messrs. Markheim or Jones for "good reason", as described above under "Principal Compensation Agreements and Plans - Employment Agreements."

[5]
As described above, Craig Jones, our Chief Financial Officer, voluntarily submitted his resignation to our Board of Directors with a termination date of August 31, 2015 and his post-employment benefits are described above. Nevertheless, in accordance with applicable SEC regulations, the above table presents what Mr. Jones’ payments and benefits could have been under the various hypothetical scenarios.

2005 Equity Incentive Plan
We are currently authorized to issue options (incentive stock options and/or non-qualified stock options), stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards and performance share awards to our officers, employees, directors and consultants under our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan was adopted by our Board and effective as of August 22, 2005 and was approved by our shareholders in October 2005 and was clarified by our Board as of April 12, 2012. Without further stockholder approval, no incentive stock option may be granted under the 2005 Equity Incentive Plan on or after August 22, 2015. At May 31, 2015, our 2005 Equity Incentive Plan had 462,006 vested and unvested restricted stock unit awards outstanding and 410,970 shares remained available for future grants. During fiscal 2015, 127,024 vested restricted stock units were settled into common stock.
Our 2005 Equity Incentive Plan is administered by the Compensation Committee. Each equity grant is evidenced by written agreement in a form approved by the Compensation Committee. No equity grant granted under our 2005 Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.
The exercise price of a stock option under our 2005 Equity Incentive Plan must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to employees who hold more than 10 percent of the voting power of our Common Stock on the date of grant). The term of a stock option under our 2005 Equity Incentive Plan may not exceed 10 years (5 years in the case of an incentive stock option granted to a 10 percent holder). The Compensation Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options. Upon exercise of any option granted under our 2005 Equity Incentive Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.
Our 2005 Equity Incentive Plan permits the grant of shares of Common Stock (including restricted stock units) subject to conditions imposed by the Compensation Committee, including, without limitation, restrictions based upon time, the achievement of specific performance goals, and/or restrictions under applicable federal or state securities laws. The Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.
In July 2015, the Board approved an amendment and restatement of the 2005 Equity Incentive Plan as more fully described in Proposal No. 4 below.
Other Employee Benefit Plans
We maintain a 401(k) Savings Plan, which is intended to qualify under Section 401(k) of the Code. Under Section 401(k) of the Code, contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and our contributions will be deductible by us when made. All of our employees who have attained 18 years of age become eligible to participate in the 401(k) plan after three months of employment. We have the option to match contributions of participants at a rate determined by our management each year. For participants with three or more years of service, we also may elect to make additional discretionary matching contributions in excess of the rate elected for participants with less than three years of service.
We also maintain a Supplemental Executive Retirement Plan (“SERP”). Contributions in excess of the maximum permitted under the 401(k) plan are automatically deferred under the SERP for executives. The SERP is a non-qualified deferred compensation program. We are obligated under the SERP to make matching contributions that would otherwise be due under our 401(k) Savings Plan which cannot be provided under the 401(k) Savings Plan due to Code Section 415 or applicable anti-discrimination requirements. The benefits under the SERP are paid to the plan participants at the time of termination of employment in a cash lump sum or, if the accumulated benefits under the SERP exceed $40,000, in up to ten annual installments depending on the amount of the benefits. The SERP is an unfunded, unsecured employee benefits plan. However, we are authorized under the SERP to transfer money or other property to one or more trust funds to fund the payment of SERP benefits. We do not maintain a pension plan that requires disclosure.
Summary Compensation Table
The following table sets forth the base salary and other compensation paid or earned by our named executive officers:

Named Executive Officer	Year	Salary	Stock Awards [1]	Non-equity Incentive Plan Compensation [2]	All Other Compensation [3]	Total

Daniel Greenberg	2015	$509,028	$—	$121,000	$88,134	$718,162
Chairman of the Board	2014	$499,047	$—	$273,000	$86,273	$858,320
and Chief Executive Officer	2013	$655,409	$—	$291,000	$68,095	$1,014,504

Steven Markheim	2015	$348,282	$172,100	$144,000	$44,646	$709,028
President and Chief	2014	$341,453	$172,100	$240,000	$48,811	$802,364
Operating Officer	2013	$383,125	$222,203	$255,000	$55,445	$915,773

Craig R. Jones [4]	2015	$251,835	$110,700	$40,000	$32,853	$435,388
Vice President and	2014	$246,897	$110,700	$126,000	$40,680	$524,277
Chief Financial Officer	2013	$240,875	$110,707	$134,000	$39,070	$524,652

Herb F. Ostenberg	2015	$223,946	$80,000	$63,000	$17,760	$384,706
Senior Vice President, North	2014	$219,555	$90,000	$75,000	$21,439	$405,994
American Sales	2013	$212,250	$96,001	$81,000	$26,949	$416,200

[1]
Represents the aggregate grant date fair value of restricted stock units recognized in accordance with ASC 718. Assumptions used in the calculation of this amount are included in Note 11 to our audited financial statements for fiscal 2015 included in our Annual Report on Form 10-K filed with the SEC on August 13, 2015 for the year ended May 31, 2015. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components” above, the "Grants of Plan-Based Awards" below, and the "Outstanding Equity Awards at Fiscal Year-End" table for more details regarding the terms of the restricted stock units.

[2]
Consists of amounts paid under our annual incentive compensation program. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components—Annual Incentive Bonuses” above and "Grants of Plan-Based Awards" table below.

[3]	The components of the column entitled “All Other Compensation” for fiscal 2015 are set forth in the following table:

Named Executive Officer	401(k) Savings Plan	Supplemental Executive Retirement Plan	Life Insurance Premiums	Professional Services (a)	Personal Use of Company Owned Vehicle	Other (b)	Total

Daniel Greenberg	$6,500	$13,262	$16,242	$15,000	$22,790	$14,340	$88,134
Steven Markheim	$6,991	$5,859	$12,895	$2,000	$12,881	$4,020	$44,646
Craig R. Jones	$6,552	$3,125	$7,276	$5,000	$10,900	$—	$32,853
Herb F. Ostenberg	$6,344	$1,173	$5,305	$1,125	$3,813	$—	$17,760
Each named executive officer is responsible for paying income tax on such amounts.

(a)	Professional services include legal, accounting, financial planning, investment counseling and other services.

(b)	Other includes reimbursement to Mr. Greenberg and Mr. Markheim for dues at clubs where each is a member.

[4]	Mr. Jones voluntarily resigned his employment effective August 31, 2015.

Grants of Plan-Based Awards
The following table sets forth the grants of plan-based awards during fiscal 2015 to our named executive officers:

Named Executive Officer	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards [1]			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards [2]
		Minimum	Target	Maximum

Daniel Greenberg	—	$164,050	$193,000	$221,950	—	—
	—	—	—	—	—	—
Steven Markheim	—	$143,650	$169,000	$194,350	—	—
	7/10/2014	—	—	—	10,716	$172,100
Craig R. Jones	—	$75,650	$89,000	$102,350	—	—
	7/10/2014	—	—	—	6,893	$110,700
Herb F. Ostenberg	—	$46,750	$55,000	$63,250	—	—
	7/10/2014	—	—	—	4,981	$80,000

[1]
The “Target” amount for each named executive officer was calculated by multiplying (i) the total of the incentive bonus pool, estimated at 3% of our actual fiscal 2015 earnings before taxes, by (ii) that named executive officer’s fiscal 2015 Target Percentage assigned at the beginning of the fiscal year. We then calculated the “Threshold” amount as 85% of that “Target” (based on the expected minimum Participation Percentage) and the “Maximum” as 115% of that “Target” (based on the expected maximum Participation Percentage), although because the Compensation Committee retained discretion to adjust the size of the pool, the Target Percentage and the Participation Percentage, the actual bonuses paid could be less than or more than the values in the table above. In July 2015, the Compensation Committee exercised its discretion and reduced the bonus pool to 2.5% of income before income taxes. For additional discussion, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components—Annual Incentive Bonuses.” For actual amounts paid for fiscal 2015, see “Summary Compensation Table—Non-equity Incentive Plan Compensation.”

[2]
Represents the aggregate grant date fair value of restricted stock units recognized in accordance with ASC 718. Assumptions used in the calculation of this amount are included in Note 11 to our audited financial statements for fiscal 2015 included in our Annual Report on Form 10-K filed with the SEC on August 13, 2015 for the year ended May 31, 2015. The closing price of our Common Stock on July 10, 2014 was $16.06 per share. These awards vest evenly in annual increments over three years, with full vesting on July 10, 2017. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components” for a description of the terms of the restricted stock units.

Outstanding Equity Awards at Fiscal Year-End
The named executive officers did not hold any outstanding stock options or other equity compensation awards except for restricted stock units at the end of fiscal 2015. The following table presents all unvested restricted stock units held by the named executive officers at the end of fiscal 2015:

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested [1]
Daniel Greenberg	—		$—
Steven Markheim	21,341	[2]	$219,172
Craig R. Jones	4,992	[3]	$51,268
Herb F. Ostenberg	10,144	[4]	$104,179

[1]
The market values of the unvested restricted stock units are presented based on the closing price of our Common Stock on May 31, 2015 of $10.27 per share. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components” for a description of the terms of the restricted stock units.

[2]
Consists of the following restricted stock unit awards: (a) 12,964 restricted stock units granted on July 12, 2012, vesting one-third on July 12, 2013, 2014 and 2015; and (b) 9,456 restricted stock units granted July 11, 2013, vesting one-third on July 11, 2014, 2015 and 2016; and (c) 10,716 restricted stock units granted July 10, 2014, vesting one-third on July 10, 2015, 2016 and 2017.

[3]
Consists of the following restricted stock unit awards: (a) 6,459 restricted stock units granted on July 12, 2012, vesting one-third on July 12, 2013, 2014 and 2015; and (b) 6,082 restricted stock units granted July 11, 2013, vesting one-third on July 11, 2014, 2015 and 2016; and (c) 6,893 restricted stock units granted July 10, 2014, vesting one-third on July 10, 2015, 2016 and 2017.

[4]
Consists of the following restricted stock unit awards: (a) 5,601 restricted stock units granted on July 12, 2012, vesting one-third on July 12, 2013, 2014 and 2015; and (b) 4,945 restricted stock units granted July 11, 2013, vesting one-third on July 11, 2014, 2015 and 2016; and (c) 4,981 restricted stock units granted July 10, 2014, vesting one-third on July 10, 2015, 2016 and 2017.

Restricted Stock Units Vested and Settled into Shares
The following table sets forth the restricted stock units that vested during fiscal 2015.

Named Executive Officer	Stock Awards
	Number of Shares Vesting [1]	Value Realized on Vesting [2]
Daniel Greenberg	—	$—
Steven Markheim	12,468	$187,709
Craig R. Jones	6,374	$96,004
Herb F. Ostenberg	5,417	$81,582

[1]
Shares for the vested restricted stock units will be issued to the named executive officer on the earliest of: (i) the first January 1st after the fifth anniversary of the grant of the restricted stock units; (ii) a change of control; or (iii) the named executive officer ceasing to be an employee for any reason, including death or disability. The shares in this column will be distributed to the named executive officers as follows unless a change of control occurs or the named executive officer ceases to be an employee prior to such dates, in which case all of the shares yet to be issued will be distributed to the named executive officer upon such earlier occurrence:

Named Executive Officer	January 1, 2017	January 1, 2018	January 1, 2019	Total
Steven Markheim	4,995	4,321	3,152	12,468
Craig R. Jones	2,193	2,153	2,028	6,374
Herb F. Ostenberg	1,901	1,867	1,649	5,417
2    Value realized was computed by using the closing prices of our Common Stock on vesting dates.
Non-Qualified Deferred Compensation
The following table provides details for the named executive officers regarding their non-qualified deferred compensation accounts as of May 31, 2015. Registrant contribution amounts reflect contributions to the SERP that could not be made under our qualified 401(k) plan due to Internal Revenue Service rules and deferred compensation on vested restricted stock units pursuant to our 2005 Equity Incentive Plan. Aggregated balances for the contributions to the SERP include deferred salary and annual incentive bonuses earned in prior years but deferred by the officers. Additional discussion of our non-qualified deferred compensation programs is presented below the table.

Named Executive Officer	Executive Contributions in Last FY [1]	Registrant Contributions in Last FY [2]	Aggregate Earnings / (Losses) in Last FY [3]	Aggregate Withdrawals/ Distributions [4]	Aggregate Balance at Last FYE [5]
Daniel Greenberg
SERP	$79,574	$13,262	$(5,720)	$—	$2,555,318
Steven Markheim
SERP	$11,717	$5,859	$24,322	$—	$528,310
Vested Stock Units	$—	$128,046	$(225,274)	$(548,000)	$521,511
Craig R. Jones
SERP	$12,498	$3,125	$(22)	$—	$170,033
Vested Stock Units	$—	$65,461	$(91,364)	$(369,900)	$225,036
Herb F. Ostenberg
SERP	$7,038	$1,173	$3	$—	$29,541
Vested Stock Units	$—	$55,633	$(80,381)	$—	$196,023

[1]	Represents cash contributions to the SERP through salary deferrals. The amounts are also included in the “Salary” column totals for fiscal 2015 reported in the “Summary Compensation Table.”

[2]
For SERP contributions, represents matching contributions for each named executive officer due to limitations imposed by the Internal Revenue Service on our matching contributions to the 401(k) plan. The amounts are also included in the “All Other Compensation” column totals for fiscal 2015 reported above in the “Summary Compensation Table.”

For vested stock units, represents restricted stock units (valued using the fiscal 2015 year-end closing NASDAQ Stock Market price of $10.27 per share) which vested in fiscal 2015 but for which the issuance of shares of Common Stock has been deferred as described above in footnote 1 to the “Option Exercises and Stock Vested” table. None of these amounts are included for fiscal 2015 reported above in the “ Summary Compensation Table.”

[3]
Each participant in the SERP directs the investment of his account balance in the same manner as participants in our 401(k) plan, and his account receives the benefits of any resulting gains or income and is charged with any resulting losses. The “earnings” listed in the table above represent the net impact of the changes in the participant’s account during the fiscal year, excluding the effect of contributions and withdrawals. Accordingly, we do not treat any of the earnings as being above-market or preferential. Therefore, none of the amounts are included for fiscal 2015 reported above in the “Summary Compensation Table.”

For vested stock units, reflects the change in value of the shares underlying the outstanding restricted stock units that had vested prior to fiscal 2015 and reflects the difference between the fiscal 2015 and fiscal 2014 year-end closing NASDAQ Stock Market prices which were $10.27 and $16.15 per share, respectively. At fiscal 2014 year-end Mr. Markheim, held 78,312 vested stock units, Mr. Jones held 42,538 vested stock units, and Mr. Ostenberg held 13,670 vested stock units. None of the amounts are included for fiscal 2015 reported above in the “Summary Compensation Table.” At fiscal 2015 year-end Mr. Markheim held 50,780 vested stock units, Mr. Jones held 21,912 vested stock units and Mr. Ostenberg held 19,087 vested stock units. The number and value of restricted stock units that were settled into shares of common stock during fiscal 2015 were excluded from the calculation.

[4]
Reflects the value of the 40,000 and 27,000 vested restricted stock units held by Mr. Markheim and Mr. Jones, respectively, that were settled into common stock on January 5, 2015. The value was calculated using the closing NASDAQ Stock Market price of $13.70 per share on January 5, 2015.

[5]
For vested stock units, reflects the aggregate value of the shares underlying the vested stock units as of May 31, 2015 based on the closing NASDAQ Stock Market price of $10.27 per share as of such date: Mr. Markheim - 50,780 shares, Mr. Jones - 21,912 shares and Mr. Ostenberg - 19,087 shares. The following grant date values for these stock units were previously reported in the “Stock Awards” column of the Summary Compensation Table in previous years: For Mr. Markheim, $752,905; for Mr. Jones, $332,122; for Mr. Ostenberg, $296,411.

For the SERP: For Mr. Greenberg, $1,215,708 of the aggregate balance was reported in the Summary Compensation Table in previous years. For Mr. Markheim, $285,600 of the aggregate balance was reported in the Summary Compensation Table in previous years. For Mr. Jones, $114,724 of the aggregate balance was reported in the Summary Compensation Table in previous years. For Mr. Ostenberg, $18,733 of the aggregate balance was reported in the Summary Compensation Table in previous years.
Deferral of compensation is permitted up to 15% of salary and bonus. All of the named executive officers’ deferrals and any company matches are added to a recordkeeping account. The account is credited with earnings or losses, depending upon actual performance of the mutual-fund-type investment options the participant has chosen. These are the same investment options available to non-executive 401(k) plan participants.
Payment of a participant’s account balance is deferred until a date designated by the participant upon making the deferral election. The deferral amounts are paid either in one lump sum or in annual installments for up to 10 years. Upon a participant’s death, any remaining balance in the participant’s account is paid to the participant’s designated beneficiary. See also “Executive Compensation—Other Employee Benefit Plans.”

COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference), and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically incorporate this information by reference).
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Theodore E. Guth, Chairperson
Karen J. Curtin
Nancy Y. Bekavac
Joseph J. Kearns
James S. Pignatelli

DIRECTOR COMPENSATION
Our Nominating Committee reviews director compensation levels and practices and recommends to our Board from time to time changes in compensation levels and practices. Directors who are employees, such as Mr. Greenberg, receive no additional compensation for their services as directors.
Non-employee directors receive the following compensation, payable quarterly in cash, with the exception of amounts paid in connection with meeting attendance, which are paid at the end of the quarter during which the meeting was held:

•	Annual retainer of $50,000;

•	Annual grants of restricted stock units to each continuing non-employee director valued at $50,000[1];

•	An additional retainer of $5,000 for the Compensation Committee chairperson and $4,000 for our Nominating Committee chairperson;

•	An additional $15,000 annual retainer for the Audit Committee chairperson;

•	An additional $10,000 annual retainer for the lead director.

[1]
The restricted stock units are granted each year in October, on the date of our annual shareholders’ meeting, and vest in four equal quarterly installments (25% upon grant) with full vesting on July 1 of the following year (subject to acceleration on any change of control, death or disability) but are otherwise the same as those issued to our officers. The shares of Common Stock underlying the units are issued with respect to the vested units on the earliest of (i) the first January 1 after the fifth anniversary of the grant, (ii) a change of control, or (iii) the grantee ceasing to be a director for any reason.

Director Compensation
The table below summarizes the compensation paid by us to our non-employee directors for fiscal 2015:

Name	Fees Earned or Paid in Cash	Stock Awards 1 & 2	Total
Nancy Y. Bekavac	$54,000	$49,994	$103,994
Karen J. Curtin	$60,000	$49,994	$109,994
Joseph J. Kearns	$65,000	$49,994	$114,994
James S. Pignatelli	$50,000	$49,994	$99,994
Theodore E. Guth [3]	$70,000	$49,994	$119,994

[1]
Represents the aggregate grant date fair value of restricted stock units recognized in accordance with ASC 718. The assumptions used in the calculation of this amount are included in Note 11 to our audited financial statements for fiscal 2015 included in our Annual Report on Form 10-K filed with the SEC on August 13, 2015 for the year ended May 31, 2015.

[2]
Each director was granted 3,571 restricted stock units in fiscal 2015 on October 8, 2014 in connection with their annual director compensation. The closing price of our Common Stock on October 8, 2014 was $14.00. The restricted stock units vested 25% upon grant, and another 25% vested on each of January 1, April 1 and July 1, 2015. As of May 31, 2015, 893 restricted stock units remained unvested for each non-employee director.

[3]	Fees earned include $15,000 for service as chairperson on special committee during fiscal 2015.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee, with the ratification of both our Board and our shareholders, selected the accounting firm of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for fiscal 2015. Our Audit Committee and our Board have selected D&T as our independent registered public accounting firm for fiscal 2016, and that selection is now being submitted to the shareholders for ratification. A representative of D&T will be available at our Annual Meeting to respond to appropriate questions or make any other statements if such representative desires to do so.
Notwithstanding ratification by the shareholders of the appointment of D&T, our Audit Committee may, if the circumstances warrant, appoint another independent registered public accounting firm.
OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF D&T AS OUR INDEDENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.
Independent Auditors’ Fees and Services
The following table presents fees for professional services rendered by D&T for fiscal 2015 and 2014:

	Fiscal 2015	Fiscal 2014
Audit fees [1]	$1,244,917	$780,897
Audit-related fees [2]	—	—
Tax fees [3]	22,575	21,500
All other fees	—	—
Total	$1,267,492	$802,397

[1]
Consists of fees for professional services rendered for the audit of our annual financial statements and review of our annual report on Form 10-K and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2015 and 2014.

[2]	Consists of fees for assurance services that are reasonably related to performance of audit or review of our financial statements.

[3]
Consists of professional services rendered by D&T for tax compliance, tax advice and tax planning, which are aggregate fees billed by D&T for tax services rendered to us, other than those described above under “Audit Fees.”

Approval by Audit Committee
Prior to engaging our independent auditors to audit the financial statements of the company, our Audit Committee approves such engagement based on its judgment of the independence and effectiveness of our independent auditors. Our Audit Committee pre-approves all non-audit services performed by our independent auditors. In pre-approving non-audit services, our Audit Committee considers whether the provision of non-audit services, if any, by our independent auditors is compatible with maintaining our independent auditors’ independence. In fiscal 2015 and 2014, our Audit Committee pre-approved all non-audit services provided by our independent auditors. Our Audit Committee will not approve any of the prohibited services listed on Appendix A to its charter, and, in making a business judgment about particular non-audit services, our Audit Committee will consider the guidelines contained in Appendix A to its charter. Our Audit Committee considered and determined that the provision of non-audit services by D&T was compatible with maintaining the independent auditors’ independence.

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference), and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (except to the extent that we specifically incorporate this information by reference).
Although the Audit Committee oversees our financial reporting process on behalf of our Board consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.
The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm, Deloitte & Touche LLP (“D&T”) our fiscal 2015 audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting as of May 31, 2015. Prior to the commencement of the audit, the Audit Committee discussed with our management and D&T the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with D&T, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.
In addition, the Audit Committee discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee has also received written representation from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with D&T its independence from us and our management and considered the compatibility of non-audit services with the independent auditors’ independence.
Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2015 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Joseph J. Kearns, Chairman
Karen J. Curtin
James S. Pignatelli

PROPOSAL NO. 3

ADVISORY (NON-BINDING) RESOLUTION REGARDING EXECUTIVE COMPENSATION (SAY-ON-PAY)
We provide our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay-proposal”) as described below. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of our executive compensation program.
At our annual meeting of shareholders held in October 2014, more than 90% of the votes cast on the say-on-pay proposal were voted in favor of the proposal to approve, on an advisory basis, the compensation of our named executive officers. The Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation.
We are requesting shareholder approval of the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the Compensation Discussion and Analysis section, or CD&A, compensation tables and accompanying narrative disclosures). Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must include in their CD&A and compensation tables. This vote is required by rules under Section 14A of the Securities Exchange Act of 1934, which were adopted as part of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, and is an advisory vote, which means that this proposal is not binding on us.
As noted in the CD&A, the Compensation Committee believes that our executive compensation program implements and achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Compensation Committee, is to align the interests of our executives with those of our shareholders by rewarding performance above short-term and long-term strategic goals and objectives that may be expected to enhance shareholder value, and to provide the compensation and incentives needed to attract, motivate and retain superior people in key positions and ensure that compensation provided to key employees is competitive relative to the compensation paid to similarly situated executives in peer companies generally.
Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided in the CD&A. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.
The vote solicited by this Proposal No. 3 is advisory, and therefore is not binding on us, our Board or the Compensation Committee, nor will its outcome require us, our Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by us or the Board.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including the Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 3:
“RESOLVED, that the shareholders of Electro Rent Corporation approve, on an advisory basis, the compensation of Electro Rent Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in Electro Rent Corporation’s definitive Proxy Statement for the 2015 Annual Meeting of Shareholders.”
OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS STATED IN THE FOREGOING RESOLUTION.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2005 EQUITY INCENTIVE PLAN
Summary
At the Annual Meeting, the Board of Directors is asking our shareholders to approve an amendment and restatement of the Electro Rent Corporation 2005 Equity Incentive Plan (“Restated Plan”). For purposes of this Proposal No. 4, the existing version of the 2005 Equity Incentive Plan before its restatement is referred to as the “Current Plan”. The restatement of the Current Plan into the Restated Plan was approved by the Board on July 16, 2015 (the “Restatement Date”), conditioned on and subject to obtaining shareholder approval of the Restated Plan at the Annual Meeting. The Current Plan was originally adopted by the Board in August 2005 and Company shareholders approved the Current Plan in October 2005. A clarifying amendment to the Current Plan was implemented in April 2012 and there have been no other alterations to the Current Plan until the Restatement Date. The Board is requesting shareholder approval of the Restated Plan in order to (i) extend the expiration date for issuing incentive stock options from August 22, 2015 until July 15, 2025 and (ii) approve the corporate governance enhancements to the Current Plan which are implemented in the Restated Plan. The number of shares that can be issued under the Restated Plan is the same as under the Current Plan. In other words, this Proposal No. 4 does not request any increase in share authorization.
Additionally, Internal Revenue Code (“Code”) Section 162(m) (“Section 162(m)”) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a “Covered Employee” (defined under Section 162(m) as our principal executive officer and each of the other three most highly compensated officers, other than the principal financial officer). However, “performance-based compensation” is specifically exempt from the Code Section 162(m) $1 million annual tax deduction limit, provided that certain requirements are satisfied. One such requirement is that the corporation’s shareholders approve the “Material Terms” (defined below). Accordingly, under this Proposal No. 4, the Board is also asking our shareholders to approve the Material Terms of the Restated Plan at the Annual Meeting in order to enable the future issuance of certain qualified performance-based compensation awards.
The Current Plan will remain in place for the issuance of equity compensation awards unless and until Company shareholders approve the Restated Plan. If shareholders approve the Restated Plan at the Annual Meeting, then the Restated Plan, and not the Current Plan, will be used to govern equity compensation awards that are granted after the Annual Meeting. If shareholders do not approve the Restated Plan at the Annual Meeting, then the Restated Plan will not become operative. As the Current Plan expired on August 22, 2015, no additional grants may be made under the Current Plan if the Restated Plan does not become operative. Regardless of whether the Restated Plan is approved, awards that were granted under the Current Plan shall continue to remain outstanding pursuant to the terms and conditions of the Current Plan and the applicable award agreement.
As is the case with the Current Plan, the Restated Plan will continue to permit the discretionary award of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), restricted stock, stock units (or performance units), performance shares, and/or stock appreciation rights (“SARs”) to employees, non-employee directors, and consultants (collectively, “Participants”). Such awards may be granted under the Restated Plan beginning on the date of shareholder approval of the Restated Plan and continuing through July 15, 2025 or the earlier termination of the Restated Plan, and in any event subject to the maximum share limit of the Restated Plan.
No Increase in Number of Shares Reserved Under Restated Plan
Management recommended and the Compensation Committee of the Board (the “Compensation Committee”) and the Board each agreed that there would be no increase in the share pool reserve of common shares for future issuance under the Restated Plan. In determining that no increase in shares was needed, management considered our historical equity compensation grant rate, as shown in the below table, along with our projected equity grant needs for the next several years.

	Number of Shares Subject to New Awards (000s)	Weighted Average of Year-End Outstanding Shares (000s) (Basic)	As Percentage of Outstanding Shares (Basic)
FY15	87	24,360	0.36%
FY14	65	24,325	0.27%
FY13	73	24,226	0.30%
Average	75
The gross burn rate (shown in the far right column above) is the gross number of equity award shares granted in a given year divided by the weighted average common shares outstanding for the same year. Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation. Based on these numbers, we believe our three year historical gross burn rate is below the 2015 maximum burn rate limits provided by Institutional Shareholder Services Inc. (“ISS”) for our industry sector. ISS provides corporate governance solutions to the global financial community. ISS’ services include providing, among other things, governance research and analysis, proxy voting recommendations, and governance data and modeling tools.
As of the record date, there were 306,613 shares available under the Current Plan for future grant and issuance (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited or modified).
After considering the foregoing, along with our expected future equity grant practices, we believe that the existing share reserve pool should be able to satisfy the Company’s equity compensation needs for approximately the next 4 years.
Accordingly, the Restated Plan, as with the Current Plan, continues to authorize a maximum total of one million common shares for grants to Participants. The approximate effect of the Restated Plan on total potential dilution of shareholders (including currently outstanding awards under the Current Plan) is 2.0% percent (this represents a percentage of our outstanding basic number of shares as of the record date).
With respect to the outstanding awards referenced in the previous paragraph, the below table provides further details as of the record date.

Award Type	Units	Weighted Average Per Unit Exercise Price	Weighted Average Exercise Term
Restricted Stock Units (Unvested)	168,516	$—	2.3 years
Additional information on our equity compensation plans is available elsewhere in this proxy statement, including in the table shown below in this Proposal No. 4 under the heading “Equity Compensation Plan Information.” As of the record date, the fair market value of a share of our common stock (as determined by our closing share price as quoted by NASDAQ on that date) was $10.27 per share.
Why the Restated Plan is Important for Our Future Success
The following points summarize why the Board strongly believes that the Restated Plan is essential for our future success:

•
Achieving superior long-term results for our shareholders always has been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our shareholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management and our key service providers with the long-term economic interests of our shareholders.

•
A critical factor in successfully achieving our business objectives and creating long-term value for our shareholders is the ability to provide long-term equity compensation to our key service providers. Participation in our equity compensation plan rewards these service providers for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our shareholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and key service providers would have an adverse effect on our business.

•
A balanced approach to executive compensation, using a mix of salaries, performance-based bonuses and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without an incentive compensation plan from which to grant long-term equity awards to Participants, our ability to promote long-term results over favoring short-term results would be hampered.

•
The total share authorization (which has been previously approved by shareholders and is not being increased under this Proposal No. 4) is a conservative amount designed to manage our equity compensation needs for the next 4 years.

Highlights of Material Differences between the Current Plan and the Restated Plan
The following table highlights certain of the differences between the Current Plan and the Restated Plan:

	Current Plan	Restated Plan
Expiration of Ability to Issue ISOs	August 22, 2015	July 15, 2025 (and no other awards may be granted thereafter)
Code Section 162(m) Performance Objectives	N/A	Specific performance criteria added as described below
Vesting in Connection with Change in Control	Full vesting of awards except as otherwise determined by Board	Full vesting of awards is not default outcome under Restated Plan
Clawback Policy	N/A	Company may adopt recoupment of compensation policy and awards under Current Plan and Restated Plan Awards shall be subject to the Clawback Policy
Suspension of Awards	N/A	Restated Plan Committee or Board may suspend vesting, settlement, and exercise of awards pending a determination of whether participant’s service should be terminated for cause
Maximum Limit on Awards to Non-Employee Directors	N/A	20,000 Shares per year per director; 30,000 Shares per year for Lead Director or Chairperson of Board
Text of Restated Plan
The complete text of the Restated Plan is attached as Appendix A to this proxy statement.     Shareholders are urged to review the Restated Plan together with the following information, which is qualified in its entirety by reference to Appendix A. A more detailed summary of the principal provisions of the Restated Plan is set forth below. If there is any inconsistency between this Proposal No. 4 or the summary set forth below and the Restated Plan terms, or if there is any inaccuracy in this Proposal No. 4 or the below summary, the terms of the Restated Plan shall nevertheless govern.
Key Features of the Restated Plan
Certain key features of the Restated Plan are summarized as follows:

•
If approved by Company shareholders, the Restated Plan will become effective upon such shareholder approval and no further awards can then be issued under the Current Plan. If not terminated earlier by the Board, the Restated Plan will terminate as to the ability to grant new awards on July 15, 2025.

•	Up to a maximum aggregate of 1,000,000 common shares may be issued under the Restated Plan.

•
The Restated Plan will generally be administered by a committee comprised solely of independent members of the Board (the “Restated Plan Committee”). The Board or Restated Plan Committee may delegate certain of its authority to a Company officer(s) or Board member(s) to make awards (within parameters established by the Board) to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act or are not Section 162(m) Covered Employees.

•
Employees, consultants and Board members are eligible to receive awards, provided that the Restated Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

•	Awards may consist of incentive stock options, nonqualified stock options, restricted stock, performance-based shares or units, stock units, and/or stock appreciation rights.

•	Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.

•	Stock options and stock appreciation rights may not be repriced or exchanged without shareholder approval.

•	The maximum exercisable term of stock options and stock appreciation rights may not exceed ten years.

•	Awards can potentially qualify as tax deductible “qualified performance-based compensation” within the meaning of Section 162(m) depending on the terms of the award.

•	Awards are subject to recoupment of compensation policies (referred to as clawback policies) which may be adopted in the future by the Company.
Description of the Restated Plan
Background and Purpose of the Restated Plan. The purpose of the Restated Plan is to promote the success of the Company and enhance its value by:

•	Aligning interests of Participants with Company shareholders; and

•	Providing Participants with an incentive for outstanding performance.
The Restated Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) stock appreciation rights, (3) restricted stock, (4) stock units and/or (5) performance-based shares or units. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the Participant and the Company.
Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the Restated Plan. The Restated Plan Committee determines, in its discretion, the Participants who will be granted awards under the Restated Plan. As of the record date, approximately 410 employees (including 4 executive officers) and 5 non-employee directors would be eligible to participate in the Restated Plan.
Shares Subject to the Restated Plan. The maximum number of common shares that can be issued under the Restated Plan is 1,000,000 shares (306,613 of which are still available for future grant and issuance as of the record date). Shares underlying forfeited or terminated awards, or awards which are settled with cash will become available again for issuance under the Restated Plan. The Restated Plan also imposes certain share grant limits that are intended to comply with the legal requirements of Code Sections 162(m) and 422, respectively, and which are discussed further below. No shares will be issued with respect to a Participant’s award unless applicable tax withholding obligations have been satisfied by the Participant.
Administration of the Restated Plan. The Restated Plan will be administered by the Restated Plan Committee, which shall typically consist of independent Board members as specified under NASDAQ listing rules. With respect to certain awards issued under the Restated Plan, the members of the Restated Plan Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Exchange Act, and/or “outside directors” under Section 162(m) of the Code. The Board or Restated Plan Committee may delegate certain of its authority to a Company officer(s) or Board member(s) to make awards (within parameters established by the Board) to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act or are not Section 162(m) Covered Employees. Subject to the terms of the Restated Plan, the Restated Plan Committee has discretion, among other things, without limitation to:

•	Select the individuals who will receive awards,

•	Prescribe the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule),

•	Adopt rules for the administration, interpretation, and application of the Restated Plan and to interpret, amend and revoke such rules, and

•	Interpret the provisions of the Restated Plan and outstanding awards.
The Restated Plan Committee (or the Board) may also suspend vesting, settlement, or exercise of awards pending a determination of whether a Participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The Restated Plan Committee and Board members shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the Restated Plan.
Types of Awards
Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Restated Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The fair market value of a share of our common stock for the purposes of pricing our awards shall be equal to the regular session closing price for our common stock as reported by NASDAQ on the date of determination. Stock options may not be repriced or exchanged without shareholder approval and no re-load options may be granted under the Restated Plan.

Stock options granted under the Restated Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the Restated Plan provides that no more than 1,000,000 shares may be issued pursuant to the exercise of ISOs.
A stock option granted under the Restated Plan generally cannot be exercised until it becomes vested. The Restated Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the Restated Plan may not exceed ten years from the date of grant although the Restated Plan Committee may establish a shorter period at its discretion.
The exercise price of each stock option granted under the Restated Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Restated Plan Committee. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.
Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Restated Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the Restated Plan may not exceed ten years from the date of grant, subject to the discretion of the Restated Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Restated Plan Committee may determine. Stock appreciation rights may not be repriced or exchanged without shareholder approval. Stock appreciation rights may be granted alone or in tandem with a grant of stock options.
Restricted Stock. A restricted stock award is the grant of shares of our common stock to a Participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the Participant as determined by the Restated Plan Committee. The Restated Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Restated Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.
Stock Units. Stock units are the right to receive an amount equal to the fair market value of the shares covered by the stock unit at some future date after the grant. The Restated Plan Committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, a Participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested stock units may be in shares of common stock or in cash, or any combination thereof, as the Restated Plan Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting but the Restated Plan Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have dividend rights (subject to vesting) with respect to such shares.
Conversion Awards. The Restated Plan also provides that substitute or conversion awards may be issued under the Restated Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.
Limited Transferability of Awards. Awards granted under the Restated Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Restated Plan Committee may in its discretion permit the transfer of awards other than ISOs and the Restated Plan Committee will establish the terms and conditions of any permitted transfers.
Termination of Employment, Death or Disability. The Restated Plan or award agreement generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a Participant’s employment agreement or other agreement provides otherwise.
Dividends. Any dividends distributed under the Restated Plan will not count against the Restated Plan’s maximum share limit. Dividends that may be paid or accrue with respect to unvested restricted shares and unvested awards shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization. In the event of the following actions:

•	stock split or reverse stock split of our outstanding common shares,

•	stock dividend,

•	combination or reclassification of shares, or

•	other similar occurrences,
then the following shall each be proportionately adjusted by the Board:

•	maximum number of shares that can be issued under the Restated Plan (including the ISO share grant limit and per participant grant limits),

•	number and class of shares issued under the Restated Plan and subject to each award,

•	exercise prices of outstanding awards, and

•	number and class of shares available for issuance under the Restated Plan.
Merger or Asset Sale or Change in Control. In the event of a merger or sale of substantially all of the assets of the Company, then either (i) each then outstanding award shall be assumed and continue on pursuant to its existing terms or will substituted with an equivalent right, or (ii) the participant shall fully vest in and be able to fully exercise all awards that are not being assumed or substituted. In the case of clause (ii), each participant shall receive notice that his or her awards are fully vested and exercisable for a period of fifteen days, after which the awards shall terminate. In the event of a change in control of the Company, any awards that vest and become exercisable as a result of such change in control shall remain exercisable for fifteen days after notice is provided to the participants of such vesting and after which all awards shall terminate upon consummation of the change in control.
The Restated Plan Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.
Term of the Restated Plan. If approved by shareholders, the Restated Plan will become effective upon such approval and will continue in effect until July 15, 2025, or until earlier terminated by the Board.
Governing Law. The Restated Plan shall be governed by the laws of the State of California (which is the state of our incorporation) except for conflict of law provisions.
Amendment and Termination of the Restated Plan. The Board generally may amend or terminate the Restated Plan at any time and for any reason, except that it must obtain shareholder approval of amendments to the extent required by applicable laws, regulations or rules.
Request to Approve Material Terms of the Performance Goals under the Restated Plan for Purposes of Section 162(m).
For compensation to qualify as “performance-based compensation” under Section 162(m), one requirement is that a corporation’s shareholders approve the “material terms of the performance goal” under which performance-based compensation is to be paid, (i) at least every five (5) years if (as is the case under the Restated Plan) the plan’s committee has authority to change the specific targets under the shareholder approved performance goal(s) or (ii) if the Section 162(m) maximum payment amount limits are being increased. Under Section 162(m), the material terms of the performance goals (“Material Terms”) requiring shareholder approval are:

•	The employees eligible to receive the performance-based compensation;

•	A description of the business criteria on which each performance goal is based; and

•
Either the formula used to calculate the performance-based compensation, or, alternatively, the maximum amount of such compensation that could be awarded or paid to any eligible employee if the applicable performance goals are met.

Participant Eligibility. Our employees, non-employee directors, and consultants, and those of certain of our subsidiaries and affiliated companies, are eligible to receive awards under the Restated Plan. The Restated Plan Committee determines, in its discretion, the Participants to be granted awards under the Restated Plan.
Performance Condition Business Criteria. The Restated Plan specifies performance conditions that the Restated Plan Committee may include in awards intended to qualify as performance-based compensation under Section 162(m). These performance criteria are limited to any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, affiliate, related corporation, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’

results or to a designated comparison group, in each case as specified in the award by the Restated Plan Committee: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average shareholders’ equity, (vii) total shareholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (xxv) any other similar criteria or (xxvi) any combination of the foregoing.
If this Proposal No. 4 is approved by shareholders, then each of the above performance criteria would be approved for use (until our annual meeting of shareholders in 2020), at the Restated Plan Committee’s discretion, in awards that are intended to qualify as performance-based compensation under Section 162(m). While the Restated Plan Committee may include one or more of the foregoing performance conditions in awards of restricted stock and stock units to Covered Employees made under the Restated Plan, due to the complexities of Section 162(m) and technical requirements related thereto that may change from time to time, we can provide no assurance that such awards would qualify as “performance-based compensation” such that the Company would be able to claim a tax deduction for such awards without limitation under Section 162(m). Certain other awards, such as stock options, may also qualify as performance-based compensation under Section 162(m) without including any of the above performance conditions.
Limitations on the Magnitude of Grants. With respect to awards which are intended to qualify as performance-based compensation under Section 162(m), the Restated Plan imposes the following calendar year individual grant limits on awards:

Grant Limit Per Person Per Calendar Year
Shares Subject to Awards	60,000 shares
The above numerical share limit is increased to 100,000 shares with respect to equity awards granted to a Participant during the calendar year of the Participant’s commencement of employment with the Company or during the first calendar year that the Participant becomes a Covered Employee.
It is impossible to be certain that all Restated Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible, and not all awards granted under the Restated Plan to Covered Employees or other participants include qualified performance-based conditions. Further, the Restated Plan does not preclude the Restated Plan Administer from making other compensation payments outside of the Restated Plan to Covered Employees, even if such payments do not qualify for tax deductibility under Section 162(m). See also the section under the heading “Internal Revenue Code Section 162(m)” below for further information on Section 162(m).
Limitations on Grants to Non-Employee Directors. With respect to awards that are granted to non-employee directors, the Restated Plan imposes the following annual limit on the magnitude of shares subject to such awards:

Grant Limit Per Calendar Year
Non-Employee Director	20,000 shares
Lead Director or Chairperson of Board	30,000 shares
Certain Federal Income Tax Information
The following is a brief general summary, as of August 31, 2015, of the federal income tax consequences to us and to U.S. participants for awards granted under the Restated Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the Restated Plan.
Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Nonqualified Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.
Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.
Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO).
Internal Revenue Code Section 162(m). Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. However, “performance-based compensation” is specifically exempt from the Section 162(m) $1 million annual tax deduction limit. The Restated Plan is intended to enable certain awards to constitute qualified performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.
Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the Restated Plan (such as restricted stock units). The intent is for the Restated Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.
The Restated Plan and its awards are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. The Restated Plan Committee shall have the authority, but not an affirmative obligation, to take actions and to make such changes to the Restated Plan or an award agreement as the Restated Plan Committee deems necessary to comply with such requirements. Any payment made pursuant to any award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A.
While it is intended that all payments and benefits provided under the Restated Plan or an award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that these payments are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Restated Plan or an award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on you by Code Section 409A or any damages for failing to comply with Code Section 409A. The employee will be entirely responsible for any and all taxes on any benefits payable to you as a result of the Restated Plan or an award.
Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income. The Restated Plan Committee may include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.
New Plan Benefits
All Restated Plan awards will be granted at the Restated Plan Committee’s discretion, subject to the limitations described in the Restated Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the Restated Plan are not presently determinable. Awards that were granted under the Current Plan in fiscal year 2015 to our named executive officers and non-employee directors are described elsewhere in this proxy statement
Existing Plan Benefits
The following table sets forth the number of shares subject to all stock options granted through the record date under the Current Plan. These share numbers do not take into account the effect of options that have been exercised or were cancelled or that expired unexercised and do not reflect shares subject to other types of awards that have been granted to participants under the Current Plan. All outstanding options expired in October, 2011.

Name and Position	Number of Option Shares
Daniel Greenberg, Chairman of the Board and Chief Executive Officer	—
Steven Markheim, President and Chief Operating Officer	18,000
Craig R. Jones, Vice President and Chief Financial Officer	8,000
Herb F. Ostenberg, Senior Vice President, North American Sales	—
All current executive officers as a group	33,500
All non-employee directors as a group	24,000
All employees as a group (excluding executive officers)	18,000
Equity Compensation Plan Information
The following table provides information as of May 31, 2015 with respect to shares of our Common Stock that may be issued under the 2005 Equity Incentive Plan, all of which were approved by our shareholders:
EQUITY COMPENSATION PLAN INFORMATION

Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
—	$—	410,970
Required Vote
We are asking you to approve (1) the amendment and restatement of the Current Plan into the Restated Plan and (2) the material terms of the performance goals under the Restated Plan. This approval will require the affirmative vote of both (a) a majority of the Shares of Common Stock represented and voting at the Annual Meeting and (b) a majority of the quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2005 EQUITY INCENTIVE PLAN.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR PRESENTATION AT 2016 ANNUAL MEETING
Proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2016 must be received at our principal office, attention: Meryl D. Evans, Secretary, no later than May 17, 2016 in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be included in the proxy statement.
Under our amended and restated bylaws, a shareholder who wishes to make a proposal at the 2016 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us at our principal office, attention: Meryl D. Evans, Secretary, no earlier than the close of business on June 17, 2016 and no later than the close of business on July 18, 2016. Our amended and restated bylaws specify certain requirements regarding the form and content of such a notice.
HOUSEHOLDING INFORMATION
The Securities and Exchange Commission (“SEC”) has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single copy of such document addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers, banks and other nominees with account holders who are our shareholders may be “householding” our proxy materials. This means that only one copy of this proxy statement may have been sent to multiple shareholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other shareholder(s) sharing your address, please (i) notify your broker, bank or other nominee, (ii) direct your written request to Electro Rent Corporation, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, Attn: Meryl D. Evans, Secretary or (iii) contact us by phone at (818) 786-2525. We undertake to deliver promptly, upon any such oral or written request, a separate copy of our proxy materials to a shareholder at a shared address to which a single copy of these documents was delivered. Shareholders who currently receive multiple copies of our proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our secretary at the above address or phone number.
FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to expectations concerning matters that are not historical facts. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this proxy statement. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution you that any forward-looking statements presented in this proxy statement, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material. We are not undertaking any obligation to update any forward-looking statements. Accordingly, you should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
Please refer to the risk factors under “Item 1A. Risk Factors” of our Annual Report on Form 10-K for fiscal 2015 as well as those described elsewhere in our public filings. The risks included are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

OTHER MATTERS
Although we are not aware of any other matters to be submitted to our shareholders at our Annual Meeting, if other matters do properly come before our Annual Meeting, the persons named in the enclosed proxy may vote on such matters in accordance with their best judgment. Enclosed with this Proxy Statement is a copy of our Annual Report to Security Holders for fiscal 2015, which is not intended to be a part of this Proxy Statement or a solicitation of proxies.
Additional copies and additional information, including our Annual Report on Form 10-K as filed with the SEC may be obtained by any shareholder without charge. Requests should be addressed to our principal office, attention: Meryl D. Evans, Secretary.
Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board

Meryl D. Evans
Secretary

Van Nuys, California
September 15, 2015

APPENDIX A

ELECTRO RENT CORPORATION
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

i

2.31	“Performance Unit” or “Stock Unit”	5
2.32	“Period of Restriction”	5
2.33	“Plan”	5
2.34	“Pre-Amended Plan”	6
2.35	“Re-Load Option”	6
2.36	“Re-Price”	6
2.37	“Restatement Date”	6
2.38	“Restricted Stock”	6
2.39	“Retirement”	6
2.40	“Rule 16b-3”	6
2.41	“SEC”	6
2.42	“Section 16 Person”	6
2.43	“Separation From Service”	6
2.44	“Shares”	6
2.45	“Specified Employee”	6
2.46	“Stock Appreciation Right” or “SAR”	6
2.47	“Shareholder Approval Date”	6
2.48	“Subsidiary”	6
2.49	“Tandem SAR”	7
2.50	“Termination of Employment”	7

SECTION 3	ADMINISTRATION	7
3.1	The Committee	7
3.2	Authority of the Committee	7
3.3	Decisions Binding	7
3.4	Clawback Policy	7
3.5	Suspension of Awards	8

SECTION 4	SHARES SUBJECT TO THE PLAN	8
4.1	Shares Available.	8
4.1.1	Maximum Shares Available under Plan	8
4.1.2	Limitation on Restricted Stock, Performance Units and Performance Shares	8
4.1.3	Limits on Awards to Non-Employee Directors	8
4.1.4	Adjustments	8
4.2	Number of Shares	9
4.3	Lapsed Awards	9

SECTION 5	STOCK OPTIONS	10
5.1	Grant of Options	10

5.2	Award Agreement	10
5.3	Option Price	10
5.3.1	Nonqualified Stock Options	10
5.3.2	Incentive Stock Options	10
5.3.3	Substitute Options	10
5.4	Expiration of Options	10
5.4.1	Expiration Dates.	10
5.4.2	Committee Discretion	11
5.5	Exercise of Options	11
5.6	Payment	11
5.7	Restrictions on Share Transferability	12
5.8	Certain Additional Provisions for Incentive Stock Options.	12
5.8.1	Exercisability	12
5.8.2	Termination of Employment	12
5.8.3	Company and Subsidiaries Only	12
5.8.4	Expiration	12
5.9	Nontransferability of Options	12

SECTION 6	STOCK APPRECIATION RIGHTS	13
6.1	Grant of SARs	13
6.2	Exercise of Tandem SARs	13
6.2.1	ISOs	13
6.3	Exercise of Affiliated SARs	13
6.4	Exercise of Freestanding SARs	13
6.5	SAR Agreement	13
6.6	Expiration of SARs	13
6.7	Payment of SAR Amount	13
6.8	Nontransferability of SARs	14

SECTION 7	RESTRICTED STOCK	14
7.1	Grant of Restricted Stock	14
7.2	Restricted Stock Agreement	14
7.3	Transferability	14
7.4	Other Restrictions	14
7.5	Removal of Restrictions	15
7.6	Voting Rights	15
7.7	Dividends and Other Distributions	15
7.8	Return of Restricted Stock to Company	15
7.9	Repurchase Option	15

SECTION 8	PERFORMANCE UNITS AND PERFORMANCE SHARES	15
8.1	Grant of Performance Units/Shares	15
8.2	Value of Performance Units/Shares	15
8.3	Earning of Performance Units/Shares	16
8.4	Form and Timing of Payment of Performance Units/Shares	16
8.5	Cancellation of Performance Units/Shares	16
8.6	Nontransferability	16

SECTION 9	BENEFICIARY DESIGNATION	16

SECTION 10	DEFERRALS	17

SECTION 11	RIGHTS OF EMPLOYEES AND CONSULTANTS	17
11.1	No Effect on Employment or Service	17
11.2	Participation	17

SECTION 12	AMENDMENT, SUSPENSION, OR TERMINATION	17

SECTION 13	TAXES	17
13.1	Withholding Requirements	17
13.2	Shares Withholding	17
13.3	Code Section 409A	17
13.4	Code Section 280G	18
13.5	Code Section 162(m).	18
13.5.1	Applicability	18
13.5.2	Administration	19
13.5.3	Limits	19

SECTION 14	INDEMNIFICATION	19

SECTION 15	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE	20
15.1	Changes in Capitalization; No Award Repricing	20
15.2	Dissolution or Liquidation	20
15.3	Merger or Asset Sale	20

15.4	Change in Control	21

SECTION 16	CONDITIONS UPON ISSUANCE OF SHARES	22
16.1	Legal Compliance	22
16.2	Investment Representations	22

SECTION 17	INABILITY TO OBTAIN AYTHORITY	22

SECTION 18	RESERVATION OF SHARES	22

SECTION 19	LEGAL CONSTRUCTION	22
19.1	Gender and Number	22
19.2	Severability	22
19.3	Requirements of Law	23
19.4	Securities Law Compliance	23
19.5	Governing Law	23
19.6	Captions	23

v

ELECTRO RENT CORPORATION
Amended and Restated 2005 Equity Incentive Plan
On the Restatement Date, the Board approved the amendment and restatement of the Pre-Amended Plan into this Plan subject to and conditioned upon obtaining Company shareholder approval on or before the 2015 Annual Meeting. The Pre-Amended Plan will remain in effect for issuing new equity compensation awards until the Shareholder Approval Date and the Pre-Amended Plan will continue to govern awards that were issued under the Pre-Amended Plan before the Shareholder Approval Date. No Awards may be issued under this Plan until the Stockholder Approval Date. If Company shareholders do not timely approve this Plan, then this Plan will terminate without force or effect as of the day after the 2015 Annual Meeting and the Pre-Amended Plan shall continue to remain in effect for issuing Awards.
SECTION 1
BACKGROUND, PURPOSE AND DURATION
1.1    Background and Effective Date. The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units, and Performance Shares. The Plan is adopted and effective as of the Restatement Date, subject to approval by the shareholders of the Company on or before the 2015 Annual Meeting. The Company will seek shareholder approval of the Plan in the manner and to the degree required under Applicable Laws.
1.2    Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.
1.3    Duration of the Plan. If timely approved by Company shareholders, the Plan shall remain in effect thereafter subject to Section 12 (concerning the Board’s right to amend or terminate the Plan). However, without further shareholder approval, no Award may be granted under the Plan on or after the Expiration Date.
1.4    Termination of Pre-Amended Plan. The Pre-Amended Plan shall terminate effective upon the Shareholder Approval Date and no further grants of Awards shall be made under the Pre-Amended Plan as of the Shareholder Approval Date. The termination of the Pre-Amended Plan will not affect the rights of holders of awards previously granted and outstanding under the Pre-Amended Plan.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. If a Participant’s employment agreement or Award

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Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.
2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2    “2015 Annual Meeting” means the date of the consummation of the Company’s next regular annual meeting of its shareholders following the Restatement Date provided such annual meeting of shareholders occurs within twelve (12) months after the Restatement Date.
2.3    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4    “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.
2.5    “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.6    “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.
2.7    “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.
2.8    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.9    “Change in Control” is defined in Section 15.4.
2.10    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

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2.11    “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.
2.12    “Company” means Electro Rent Corporation, a California corporation, or any successor thereto.
2.13    “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.
2.14    “Covered Employees” means those individuals whose compensation is (or may be) subject to the deduction limitations of Code Section 162(m).
2.15    “Director” means any individual who is a member of the Board of Directors of the Company.
2.16    “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).
2.17    “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.
2.18    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.
2.19    “Expiration Date” means July 15, 2025.
2.20    “Fair Market Value” means as of any date, the value of a Share determined as follows:
(a)    If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)    If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

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(c)    In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.
2.21    “Freestanding SAR” means a SAR that is granted independently of any Option.
2.22    “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.
2.23    “Non-qualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.
2.24    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.25    “Option Price” means the price at which a Share may be purchased pursuant to an Option.
2.26    “Participant” means an Employee, Consultant or Director who has an outstanding Award.
2.27    “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(A)    The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average shareholders’ equity, (vii) total shareholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (xxv) any other similar criteria or (xxvi) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or index. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a parent entity, Subsidiary, Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

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(B)    The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to reorganizations or restructuring programs or divestitures or acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to asset write-downs or the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Generally Accepted Accounting Principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence; or (xv) litigation or claim judgments or settlements. For all Awards intended to qualify as performance-based compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.28    “Performance Goals” means for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a parent entity, Subsidiary, Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.
2.29    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.
2.30    “Performance Share” means an Award granted to an Employee pursuant to Section 8.
2.31    “Performance Unit” or “Stock Unit” means an Award granted to an Employee pursuant to Section 8.
2.32    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

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2.33    “Plan” means the Electro Rent Corporation Amended and Restated 2005 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.34    “Pre-Amended Plan” means the Electro Rent Corporation 2005 Equity Incentive Plan as last amended in April 2012.
2.35    “Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.
2.36    “Re-Price” means that the Company has lowered or reduced the Option Price of outstanding Options and/or grant price of outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.
2.37    “Restatement Date” means July 16, 2015.
2.38    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.39    “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.
2.40    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.41    “SEC” means the Securities and Exchange Commission.
2.42    “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.
2.43     “Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.
2.44    “Shares” means the shares of common stock, no par value, of the Company.
2.45     “Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.
2.46    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of Section 6 is designated as an SAR.
2.47    “Shareholder Approval Date” means the date that the Company’s shareholders approve this Plan.
2.48    “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

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2.49    “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).
2.50    “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate. To the extent necessary to comply with Code Section 409A, a Termination of Employment must also constitute a Separation From Service.
SECTION 3
ADMINISTRATION
3.1    The Committee. The Plan shall be administered by a committee of the Board that meets the requirements of this Section 3.1 (hereinafter referred to as “the Committee”). The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are both (i) “Non-Employee Directors” under Rule 16b-3 and (ii) “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded.
3.2    Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees, Consultants and Directors shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules. Notwithstanding anything to the contrary, (i) outstanding Options or SARs may not be Re-Priced and (ii) Re-Load Options may not be awarded, in each case without the approval of Company shareholders.
The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons or Covered Employees.
3.3    Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
3.4    Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance

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with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Pre-Amended Plan or other Company compensation plan or agreement) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.
3.5    Suspension of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of “Cause” as defined by the Committee or Board (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1    Shares Available.
4.1.1    Maximum Shares Available under Plan. The aggregate number of Shares available for issuance under the Plan may not exceed one million (1,000,000) Shares. Such shares may be authorized but unissued shares or treasury shares. The maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of ISOs granted under the Plan may not exceed one million (1,000,000) Shares.
4.1.2    Limitation on Restricted Stock, Performance Units and Performance Shares. The aggregate number of Shares available for issuance pursuant to Awards of Restricted Stock, Performance Units and Performance Shares may not exceed one million (1,000,000) Shares.
4.1.3    Limits on Awards to Non-Employee Directors. A Director who is not an Employee at the time of grant of an Award shall not receive Awards during any calendar year covering, in the aggregate, in excess of twenty thousand (20,000) Shares; provided, however, that such limit shall be increased to thirty thousand (30,000) Shares in the case of a Director serving in the role of lead Director and/or Chairperson of the Board.
4.1.4    Adjustments. All Share numbers in this Section 4.1 are subject to adjustment as provided in Section 15.

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4.2    Number of Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:
(a)    While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.
(b)    The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.
(c)    The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.
(d)    The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.
(e)    The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.
(f)    The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.
(g)    To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having an aggregate Fair Market Value equal to the cash settlement of the Award.
4.3    Lapsed Awards. If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall become available again to be issued under other Awards and the authorized Share pool in Section 4.1 shall be credited with such number of Shares.

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SECTION 5
STOCK OPTIONS
5.1    Grant of Options. Options may be granted to Employees, Consultants and Directors at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.
5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
5.3    Option Price. Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.
5.3.1    Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.
5.3.2    Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.
5.3.3    Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an Option Price less than 100% of the Fair Market Value of a Share on the date the Option is granted. The grant or issuance of Shares pursuant to such substitute options shall not count against the Share limits set forth in Section 4.1.
5.4    Expiration of Options. Unless the applicable Option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

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5.4.1    Expiration Dates.
(a)    The date for termination of the Option set forth in the Award Agreement;
(b)    The expiration of ten years from the date the Option was granted, or
(c)    The expiration of three months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death, Disability or Retirement, or
(d)    The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability,
(e)    The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate, or
(f)    The consummation of a Change in Control in which the Option is not being assumed or otherwise continued after such Change in Control.
5.4.2    Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted and subject to compliance with Code Section 409A, the Committee, in its sole discretion may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 5.8.
5.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6    Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
(a)    cash;
(b)    check;
(c)    promissory note;
(d)    other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

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(e)    consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;
(f)    a reduction in the amount of any Company liability to the Participant;
(g)    any combination of the foregoing methods of payment; or
(h)    such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.
5.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.
5.8    Certain Additional Provisions for Incentive Stock Options.
5.8.1    Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
5.8.2    Termination of Employment. No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.
5.8.3    Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.
5.8.4    Expiration. No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.
5.9    Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the

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laws of descent and distribution, or as provided under Section 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1    Grant of SARs. An SAR may be granted to an Employee, Consultant or Director at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.
6.2    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
6.2.4    ISOs. Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
6.3    Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.
6.4    Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.
6.5    SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
6.6    Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.
6.7    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

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(a)    The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times
(b)    The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
6.8    Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.
SECTION 7
RESTRICTED STOCK
7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Committee, in its sole discretion, shall determine.
7.2    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3    Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
7.4    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific Performance Goals or performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Electro Rent Corporation Amended and Restated 2005 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Electro Rent Corporation”

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7.5    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant subject to applicable insider trading rules and securities laws.
7.6    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
7.7    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be eligible to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. However, if any such dividends or distributions are declared, such dividends or distributions shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they are eligible to be paid. Any such dividends shall not count against the Share limits set forth in Section 4.1.
7.8    Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.3, again shall become available for grant under the Plan.
7.9    Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Committee.
SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES
8.1    Grant of Performance Units/Shares. Performance Units (which can also be referred to as “Stock Units”) and Performance Shares may be granted to Employees, Consultants or Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
8.2    Value of Performance Units/Shares. Each Performance Unit (or Stock Unit) shall have an initial value that is established by the Committee at the time of grant (and such initial

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value shall have a value of zero if not otherwise specified in the Award Agreement). Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set goals (that may consist purely of time-based vesting goals in the case of Performance Unit or Stock Unit Awards or which may be Performance Goals or other performance goals) in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Stock Units/Shares that will be paid out to the Participants.
8.3    Earning of Performance Units/Shares. After the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over such performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/Share.
8.4    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable performance period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable performance period) or in a combination thereof.
8.5    Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.3, the Shares subject thereto shall again be available for grant under the Plan.
8.6    Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
SECTION 9
BENEFICIARY DESIGNATION
If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.

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SECTION 10
DEFERRALS
The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
SECTION 11
RIGHTS OF EMPLOYEES AND CONSULTANTS
11.1    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.
11.2    Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
SECTION 12
AMENDMENT, SUSPENSION, OR TERMINATION
The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by Applicable Laws, no alteration or amendment shall be effective without further shareholder approval. None of the amendment, suspension, or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension or after termination of the Plan.
SECTION 13
TAXES
13.1    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.
13.2    Shares Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by (i) delivering to the Company Shares already owned for more than six (6) months having a value equal to the amount required to be withheld or (ii) the Company’s retention of Shares subject to the applicable Award. The value of the Shares to be delivered or retained by the Company will be based on their Fair Market Value on the date of delivery or retention.

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13.3    Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority (but not an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement expressly provides for Code Section 409A related provisions other than what is specified above in this Section 13.3, then such provisions in the Award Agreement or employment agreement shall govern.
13.4    Code Section 280G. The Committee may in its discretion include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.
13.5    Code Section 162(m).
13.5.1    Applicability. The provisions of Sections 13.5.2 and 13.5.3 shall apply to an Award if and only if all of the following items (a) through (c) in this Section 13.5.1 are true as of the date of grant of such Award:

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(a)    the Company is a “publicly held corporation” within the meaning of Code Section 162(m);
(b)    the deduction limitations of Code Section 162(m) are applicable to Awards granted to Covered Employees under this Plan; and
(c)    the Award is intended to qualify as “performance-based compensation” under Code Section 162(m).
13.5.2    Administration. Awards issued in accordance with this Section 13.5 shall be granted by and administered by a Committee whose composition satisfies the Outside Director requirements under Code Section 162(m) with respect to performance-based compensation. If Performance Goals are included in Awards in order to enable such Awards to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of such Performance Goals that will be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 13.5. To the extent required by Code Section 162(m), the Committee shall certify in writing the degree to which the Performance Goals have been satisfied before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification.
Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares (or number of Shares subject to an Award) or any other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. For avoidance of doubt, Awards with Performance Goals or performance objectives (if any) that are granted to Participants who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m) or this Section 13.5.
If compensation is payable upon or after the attainment of a Performance Goal, and a change is made by the Committee to accelerate the payment of compensation to an earlier date after the attainment of the goal, the change will be treated as an increase in the amount of compensation, unless the amount of compensation paid is discounted to reasonably reflect the time value of money.
13.5.3    Limits. Awards intended to qualify as performance-based compensation under Code Section 162(m) will be limited to the amounts set forth in this Section 13.5.3. No Participant may receive Shares in the aggregate subject to Awards covering more than sixty thousand (60,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Awards that in the aggregate cover up to one hundred thousand (100,000) Shares in the Participant’s initial calendar year of service to the Company or the initial calendar year of a Participant becoming a Covered Employee. All Share numbers in this Section 13.5.3 are subject to adjustment as provided in Section 15.

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SECTION 14
INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 15
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, MERGER OR ASSET SALE
15.1    Changes in Capitalization; No Award Repricing. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
15.2    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner

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contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
15.3    Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a parent entity or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent entity, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its parent entity equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.
15.4    Change in Control. If an Award becomes fully vested and exercisable as the result of a Change in Control, the Committee shall notify the Participant in writing or electronically prior to the Change in Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the consummation of the Change in Control. For purposes of this Agreement, a “Change in Control” means the happening of any of the following events:
(a)    When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or
(b)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving

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entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or
(c)    A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are Directors of the Company as of the Shareholder Approval Date, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).
SECTION 16
CONDITIONS UPON ISSUANCE OF SHARES
16.1    Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
16.2    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
SECTION 17
INABILITY TO OBTAIN AUTHORITY
The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
SECTION 18
RESERVATION OF SHARES
The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
SECTION 19
LEGAL CONSTRUCTION

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19.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
19.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws. Subject to the foregoing, any grants or payments hereunder may be adjusted as reasonably required to comply with the terms of Section 409A of the Internal Revenue Code, as amended, while attempting to achieve a result whose economic impact is as similar as possible to that contemplated hereunder.
19.4    Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
19.5    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.
19.6    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

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REVOCABLE PROXY
ELECTRO RENT CORPORATION

			THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Daniel Greenberg and Steven Markheim, or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, including the right to cumulate votes (if cumulative voting is desired by the Proxies), all the shares of common stock of Electro Rent Corporation held of record by the undersigned on August 18, 2015 at the annual meeting of shareholders held on Thursday, October 15, 2015, or any adjournment thereof, in the manner indicated below upon matters set forth in the accompanying Proxy Statement and, in the judgment and discretion of the Proxies, upon such other business as may properly come before the meeting.

			Mark here if you plan to attend the meeting.		☐
			Mark here for address change.		☐

			Comments:

FOLD HERE - PLEASE DO NOT DETACH - PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For Withheld For All Except			For Against Abstain
1.	ELECTION OF ALL DIRECTOR NOMINEES listed below (except as marked to the contrary below):	☐ ☐ ☐	2.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the corporation.	☐ ☐ ☐
	Director nominees:				For Against Abstain
	Nancy Y. Bekavac, Karen J. Curtin, Theodore E. Guth, Daniel Greenberg, Joseph J. Kearns, and James S. Pignatelli		3.	VOTE ON THE ADVISORY, NON-BINDING RESOLUTION APPROVING THE COMPENSATION of the corporation's named executive officers.	☐ ☐ ☐
					For Against Abstain
	INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name in the space provided below.		4.	APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN.	☐ ☐ ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (i) "for" the six nominees for directors set forth in proposal 1, (ii) "for" proposal 2, (iii) "for" proposal 3 and (iv) "for" proposal 4.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Please be sure to date and sign this proxy card in the box below.	Date
	Sign below Co-holder (if any) sign below
	Please sign above exactly as your name appears of record on your stock certificate(s). When shares are held by joint tenants, both should sign.